EXHIBIT (10-14)
Amended Revolving Credit Agreement among Procter & Gamble International S.a.r.1 and a syndicate of banks led by Citigroup

EXECUTION VERSION
AMENDMENT TO $17B 364-DAY REVOLVING CREDIT AGREEMENT
As of January 31, 2008
          Reference is made to the $17B 364-Day Revolving Credit Agreement, dated as of July 27, 2005 (as amended as of July 30, 2006, as further amended as of December 7, 2006, as further amended as of August 17, 2007 and as may be further amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) among The Procter & Gamble Company, an Ohio corporation (“P&G”), Procter & Gamble International S.A.R.L., a société a responsibility é limitée organized under the laws of the Grand Duchy of Luxembourg. Procter & Gamble Holding (HK) Limited, a company organized and existing under the laws of Hong Kong, Procter & Gamble International Operations S.A., a company organized and existing under the laws of Switzerland, the Additional Borrowers party thereto (collectively, the “Borrowers”), the Lenders party thereto, Citibank, N.A., as administrative agent for such Lenders (the “Agent”), JPMorgan Chase Bank, N.A., as syndication agent, and ABN Amro Bank N.V., Deutsche Bank Securities Inc. and HSBC Bank USA, National Association, as
co-documentation agents. Capitalized terms not otherwise defined in this Amendment shall have the same meanings as specified therefor in the Credit Agreement.
PRELIMINARY STATEMENTS
          The Lenders have agreed to make and have made loans and other extensions of credit to the Borrowers under the Credit Agreement. The Borrowers have requested and, on the Amendment Effective Date (as hereinafter defined), the Lenders will have agreed, that certain provisions of the Credit Agreement be amended and otherwise modified in the manner provided for herein.
          As of the date hereof, (i) the aggregate outstanding principal amount of Tranche B Advances owing to Procter & Gamble Financial Services (“PGFS”) is $11,829,490,971.68, of which $9,811,779,061.19 have an Interest Period that ends on January 31, 2008 (the “First Refinancing Date”) and of which $2,071,711,910.49 have an Interest Period that ends on February 5, 2008 (the “Second Refinancing Date”), (ii) PGFS has an outstanding Tranche B Commitment of $12,100,000,000 and (iii) no Lender other than PGFS has an outstanding Tranche B Commitment or Tranche B Advances owing to it. Each of the First Refinancing Date and the Second Refinancing Date are referred to herein as a “Refinancing Date”, as the context may require.
          NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
          SECTION 1. Amendment To The Credit Agreement. On the First Refinancing Date, so long as the Amendment Effective Date has occurred, up to $9,811,779,061.19 of the outstanding Tranche B Advances shall be refinanced into and shall constitute obligations solely of one or more of the Borrowers under an agreement (the “Intercompany Loan Agreement”) entered into or concurrently to be entered into solely by and among such Borrowers and PGFS and/or any of its affiliates. On the Second Refinancing Date, so long as the Amendment Effective Date has occurred, all of the Tranche B Advances that remain outstanding on such date shall be refinanced into and shall constitute obligations solely under the Intercompany Loan Agreement. On each Refinancing Date, after giving effect to the refinancing consummated on such date, the parties acknowledge and agree that (i) the Tranche B Advances so refinanced on such date shall no longer be governed by the Credit Agreement or any other Loan Document, (ii) no Lender shall have any interest in any Tranche B Advances so refinanced on such date (except as otherwise provided in Section 2 below) and (iii) the Agent shall have no further duties or obligations to PGFS under or in respect of any of the Tranche B Advances so refinanced on such date. It is understood and agreed that, on or prior to the Second Refinancing Date, P&G may (and intends to) deliver a notice pursuant to Section 2.01(c) of the Credit Agreement on or prior to the Second Refinancing Date that reallocates all or a portion of the Tranche B Commitments (which shall then be unused) to additional Tranche A Commitments.
          SECTION 2. Conditions Precedent to the Effectiveness of this Amendment. This Amendment shall become effective as of the date first above written (the “Amendment Effective Date”) when (i) P&G, the Required Lenders and the Agent shall have executed this Amendment and (ii) the Initial Borrower, or P&G on its behalf, shall have notified the Agent that the Intercompany Loan Agreement has become effective.
          SECTION 3. Reference To And Effect On The Loan Documents. On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended hereby. Except as amended herein, all of the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.
          SECTION 6. Execution in Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with P&G and the Agent.
          SECTION 7. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[signature pages follow]

2

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

THE PROCTER & GAMBLE COMPANY, as a Borrower
By
Name:
Title:

CITIBANK, N.A., as Agent and Lender
By
Name:
Title:

ABN AMRO BANK N.V., as Lender
By
Name:
Title:

By
Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH, as Lender
By
Name:
Title:

By
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION, as Lender
By
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Lender
By
Name:
Title:

MERRILL LYNCH CAPITAL CORP., as Lender
By
Name:
Title:

MERRILL LYNCH BANK USA, as Lender
By
Name:
Title:

GOLDMAN SACHS CREDIT PARTNERS L.P., as Lender
By
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Lender
By
Name:
Title:

THE HONG KONG SHANGHAI BANKING CORPORATION LIMITED, as an Exiting Lender
By
Name:
Title:

EXECUTION COPY
AMENDMENT TO REVOLVING CREDIT AGREEMENT
As of August 17, 2007
          Reference is made to the Revolving Credit Agreement dated as of July 27, 2005 (as amended as of July 30, 2006 and as further amended as of December 7, 2006 and as may be further amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) among Procter & Gamble International S.A.R.L., a société à responsabilité limitée organized under the laws of the Grand Duchy of Luxembourg (the “Initial Borrower”), the Additional Borrowers party thereto, the Lenders party thereto, Citibank, N.A., as administrative agent for such Lenders (the “Agent”), Citigroup Global Markets Inc., as sole lead arranger and sole book runner, JPMorgan Chase Bank, N.A., as syndication agent, and ABN Amro Bank N.V. and Deutsche Bank Securities Inc., as co-documentation agents. Capitalized terms not otherwise defined in this Amendment shall have the same meanings as specified therefor in the Credit Agreement.
PRELIMINARY STATEMENTS
          The Lenders have agreed to make and have made loans and other extensions of credit to the Borrowers under the Credit Agreement. The Initial Borrower has requested and, upon this Amendment becoming effective, the Lenders will have agreed, that certain provisions of the Credit Agreement be amended and otherwise modified in the manner provided for herein.
          NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other valuable consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
          SECTION 1. Amendment To The Credit Agreement. As of the Amendment Effective Date (as hereinafter defined), the Credit Agreement shall be amended and restated in its entirety in the form of Exhibit A hereto, in part, and Exhibit B hereto, in part.
          SECTION 2. Conditions Precedent. This Amendment shall become effective as of the date first above written (the “Amendment Effective Date”) when (i) the Borrowers, Lenders and the Agent shall have executed this Amendment with respect to Exhibit A, (ii) the Borrowers, the Required Lenders and the Agent have executed this Amendment with respect to Exhibit B, and (iii) Agent shall have received a certificate from P&G certifying that the resolutions of P&G, the Initial Borrower and each Additional Borrower authorizing the execution, delivery and performance of the Credit Agreement, copies of which have been previously delivered to Agent, remain in full force and effect without any modification or amendment.
          SECTION 3. Assignment and Acceptance; Exiting Lenders. Each of the Lenders agrees that such Lender has effected all required purchases and sales of its Commitments and outstanding Advances owing to it under the Credit Agreement such that, as of the Amendment Effective Date, (i) such Lender’s Commitments and outstanding Advances owing to it under the agreement set forth on Exhibit A hereto shall be as set forth on Schedule II to such agreement and (ii) such Lender’s Commitments and outstanding Advances owing to it under the agreement set forth on Exhibit B hereto shall be as set forth on Schedule II to such agreement. Each Borrower hereby ratifies and confirms that the Commitments and outstanding Advances owing to each of the Lenders under each such agreement as of the Amendment Effective Date are as set forth on Schedule II to each respective agreement. Notwithstanding any other provision of this Amendment or in Exhibit A or Exhibit B, each Lender that is a party to the Credit Agreement listed on the signature pages hereof as an “Exiting Lender” (each, an “Exiting Lender”) shall cease to be a party to the Credit Agreement on the Amendment Effective Date and shall be paid on the

Amendment Effective Date (A) the aggregate principal amount of, and any interest accrued and unpaid to the Amendment Effective Date on the outstanding Advances, if any, of such Exiting Lender plus (B) any accrued but unpaid facility fees owing to such Exiting Lender as of the Amendment Effective Date; plus (C) all additional costs, reimbursements, expense reimbursements and indemnities payable to such Exiting Lender, and all other accrued and unpaid amounts owing to such Exiting Lender, under the Credit Agreement, as of the Amendment Effective Date.
          SECTION 4. Reference To And Effect On The Loan Documents. On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended and otherwise modified hereby. Except as amended or waived herein, all of the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.
          SECTION 5. Execution in Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with the Initial Borrower and the Administrative Agent.
          SECTION 6. Confirmation of Guaranty. By execution below, P&G hereby consents to this Amendment and hereby confirms and agrees that (a) notwithstanding the effectiveness of this Amendment, the P&G Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Amendment, each reference in the Guaranty to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby.
          SECTION 7. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[signature pages follow]

2

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

PROCTER & GAMBLE INTERNATIONAL S.A.R.L., as the Initial Borrower
By
Name:
Title:

PROCTER & GAMBLE HOLDING (HK) LIMITED, as a Borrower

By
Name:
Title:

PROCTER & GAMBLE INTERNATIONAL OPERATIONS S.A., as a Borrower
By
Name:
Title:

THE PROCTER & GAMBLE COMPANY, as a Guarantor
By
Name:
Title:

CITIBANK, N.A., as Agent and Lender
By
Name:
Title:

ABN AMRO BANK N.V., as Lender
By
Name:
Title:

DEUTSCHE BANK AG, NEW YORK BRANCH, as Lender
By
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION, as Lender
By
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Lender
By
Name:
Title:

MERRILL LYNCH CAPITAL CORP., as Lender
By
Name:
Title:

MERRILL LYNCH BANK USA, as Lender
By
Name:
Title:

MORGAN STANLEY BANK, as Lender
By
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as Lender
By
Name:
Title:

GOLDMAN SACHS CREDIT PARTNERS L.P., as Lender
By
Name:
Title:

THE HONG KONG SHANGHAI BANKING CORPORATION LIMITED, as an Exiting Lender
By
Name:
Title:

EXECUTION COPY

U.S. $17,000,000,000
364-DAY REVOLVING CREDIT AGREEMENT
Dated as of June 27, 2005, as amended as of July 30, 2006, as further amended as of December 7, 2006 and as further amended as of August 17, 2007
among
THE PROCTER & GAMBLE COMPANY,
PROCTER & GAMBLE INTERNATIONAL S.A.R.L.,
PROCTER & GAMBLE HOLDING (HK) LIMITED,
PROCTER & GAMBLE INTERNATIONAL OPERATIONS S.A., and
THE ADDITIONAL BORROWERS (AS DEFINED HEREIN)
as Borrowers
and
THE LENDERS PARTY HERETO
as Lenders
and
CITIBANK, N.A.
as Sole Lead Arranger and Administrative Agent
and
JPMORGAN CHASE BANK, N.A.
as Syndication Agent
and
ABN AMRO BANK N.V., DEUTSCHE BANK AG, NEW YORK BRANCH and
HSBC BANK USA, NATIONAL ASSOCIATION
as Co-Documentation Agents

-i-

TABLE OF CONTENTS
(Continued)

-ii-

Schedules

Schedule I	–	List of Applicable Lending Offices
Schedule II	–	Commitments

Exhibits

Exhibit A-1	–	Form of Notice of Revolving Credit Borrowing
Exhibit A-2	–	Form of Notice of Competitive Bid Borrowing
Exhibit B	–	Form of Assignment and Acceptance
Exhibit C-1	–	Form of Opinion of Luxembourg Counsel for the Initial Borrower
Exhibit C-2	–	Form of Opinion of In-house Counsel for the Initial Borrower
Exhibit C-3	–	Form of Opinion of Special Counsel for the Initial Borrower
Exhibit D	–	Form of Borrower Accession Agreement
Exhibit E	–	Form of Section 2.14 Certificate
Exhibit F-1	–	Form of Tranche A Note
Exhibit F-2	–	Form of Tranche B Note
Exhibit F-3	–	Form of Competitive Bid Note
Exhibit G	–	Form of Notice of Extension of Termination Date

-iii-

$17,000,000,000
364-DAY REVOLVING CREDIT AGREEMENT
Dated as of July 27, 2005,
as amended as of July 30, 2006, as further amended as of December 7, 2006 and as further amended as of
August 17, 2007
     THE PROCTER & GAMBLE COMPANY, an Ohio corporation (“P&G”), PROCTER & GAMBLE INTERNATIONAL S.A.R.L., a société à responsabilité limitée organized under the laws of the Grand Duchy of Luxembourg (“PGI”), PROCTER & GAMBLE HOLDING (HK) LIMITED, a company organized and existing under the laws of Hong Kong (“P&G HK”), PROCTER & GAMBLE INTERNATIONAL OPERATIONS S.A., a company organized and existing under the laws of Switzerland (“PGIO” and, together with P&G, PGI, P&G HK and the Additional Borrowers (as hereinafter defined), collectively, the “Borrowers”), the LENDERS PARTY HERETO, CITIBANK, N.A., as sole lead arranger and administrative agent for such Lenders (together with any successor thereto appointed pursuant to Article VII, the “Agent”), JPMORGAN CHASE BANK, N.A., as syndication agent and ABN AMRO BANK N.V., DEUTSCHE BANK AG, NEW YORK BRANCH and HSBC BANK USA, NATIONAL ASSOCIATION., as co-documentation agents, agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
     SECTION 1.01 Certain Defined Terms.
     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
     “Act” has the meaning specified in Section 8.16.
     “Additional Borrower” has the meaning specified in Section 8.10(a).
     “Advance” means a Tranche A Advance, a Tranche B Advance or a Competitive Bid Advance made by a Lender to a Borrower as part of a Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance (each of which shall be a “Type” of Advance).
     “Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Equity of such Person.
     “Agent’s Account” means (a) in the case of Advances denominated in Dollars, the account of the Agent maintained at Citibank, N.A., at its office at Two Penns Way, New Castle, Delaware 19720, Account No. 36852248, Attention: Bank Loan Syndications, (b) in the case of Advances denominated in any Optional Currency, the account of the Sub-Agent designated in writing from time to time by the Agent to the Borrowers and the Lenders for such purpose, and (c) in any such case, such other account of the Agent as is designated in writing from time to time by the Agent to each of the Borrowers and the Lenders for such purpose.

     “Agreement” means this 364-Day Revolving Credit Agreement, dated as of August 17, 2007, as amended, supplemented or otherwise modified from time to time.
     “Amendment Effective Date” means the date on which the condition precedent to the effectiveness of the amendment to this Agreement, dated as of December 7, 2006, has been satisfied.
     “Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance and such Lender’s Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender or any of its Affiliates notified by such Lender to the Agent as its Applicable Lending Office with respect to such Competitive Bid Advance. It is acknowledged and agreed that any Lender may have one or more Applicable Lending Offices with respect to Advances of any Type made or to be made to any Borrower and one or more other Applicable Lending Offices with respect to Advances of such Type made or to be made to any other Borrower.
     “Applicable Margin” means, as of any date, (a) for Base Rate Advances, 0.000% per annum and (b) for Eurocurrency Rate Advances, 0.070% per annum.
     “Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and any Person and approved by P&G and the Agent, in substantially the form of Exhibit B hereto or in such other form as agreed to by P&G, the Agent and the applicable Lender assignee.
     “Assuming Extending Lender” has the meaning specified in Section 2.20(c).
     “Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:
     (a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.’s base rate; and
     (b) 0.50% per annum above the Federal Funds Rate.
     “Base Rate Advance” means a Revolving Credit Advance denominated in Dollars that bears interest as provided in Section 2.07(a)(i).
     “beneficial owner” has the meaning specified in Section 2.14(c)(v).
     “Borrowers” has the meaning specified in the recital of parties to this Agreement.
     “Borrowing” means a Revolving Credit Borrowing or a Competitive Bid Borrowing.
     “Borrower Accession Agreement” has the meaning specified in Section 8.10(a).
     “Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurocurrency Rate Advances, on which dealings are carried on in the London interbank market (or, in the case of an Advance denominated in (i) Euros, on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open or (ii) a currency other than Dollars and Euros, on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank markets for such currency).

     “Change in Law” has the meaning specified in Section 2.14(a).
     “Closing Date” has the meaning specified in Section 3.01.
     “Commitment” means, with respect to each Lender, the Tranche A Commitment or the Tranche B Commitment of such Lender, as the context may require.
     “Communications” has the meaning specified in Section 8.02(b).
     “Competitive Bid Advance” means an advance by a Lender to any Borrower as part of a Competitive Bid Borrowing and refers to a Fixed Rate Advance or a Eurocurrency Rate Advance.
     “Competitive Bid Borrowing” means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such Borrowing has been accepted under the competitive bidding procedure described in Section 2.03.
     “Competitive Bid Note” has the meaning specified in Section 2.03(f).
     “Competitive Bid Reduction” means, at any time, the deemed use of each Lender’s Tranche A Commitment in an amount equal to such Lender’s Pro Rata Share of all outstanding Competitive Bid Advances at such time.
     “Confidential Information” means information that P&G or any of the other Borrowers furnishes to the Agent or any Lender on a confidential basis or that a reasonable Person would conclude is confidential or proprietary, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Agent or such Lender from a source other than P&G, any of the other Borrowers or any of their Affiliates or any of their respective advisors.
     “Consenting Lender” has the meaning specified in Section 2.20(b).
     “Consolidated” refers to the consolidation of accounts in accordance with GAAP.
     “Consolidated Assets” means, with respect to any Person, all assets of such Person and its Subsidiaries that, in accordance with GAAP, would be classified as assets on the balance sheet of such Person determined on a Consolidated basis.
     “Consolidated EBITDA” means, for any Person for any period, net income (or net loss) plus the sum of (a) interest expense, (b) income tax expense, (c) depreciation expense and (d) amortization expense, in each case determined for such Person and its Consolidated Subsidiaries in accordance with GAAP for such period.
     “Convert”, “Conversion” and “Converted” each refers to a conversion of Revolving Credit Advances under a particular Facility and of one Type into Revolving Credit Advances under such particular Facility of the other Type pursuant to Section 2.08 or 2.09.
     “Covered Jurisdiction” means, with respect to any Borrower, the United States, Switzerland and Ireland.
     “Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (e) all non-contingent obligations to reimburse any Person in respect of any amounts paid under acceptances, letters of credit or similar extensions of credit, (f) all Debt of others referred to in clauses (a) through (e) above or clause (g) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (g) all Debt referred to in clauses (a) through (f) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Mortgage on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.
     “Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.
     “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Advances required to be funded by it hereunder within three Business Days of the date required to be funded by it hereunder and such failure is continuing, or (b) has otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, and such failure is continuing, unless the subject of a good faith dispute.
     “Dollars” and the “$” sign each means lawful currency of the United States of America.
     “Domestic Lending Office” means, with respect to any Lender, the office, offices, Affiliate or Affiliates of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office or Affiliate of such Lender as such Lender may from time to time specify to each of the Borrowers and the Agent. It is acknowledged and agreed that any Lender may specify one or more Domestic Lending Offices with respect to Advances made or to be made to any Borrower and one or more other Domestic Lending Offices with respect to Advances made or to be made to any other Borrower; provided that no Lender may specify more than one Domestic Lending Office unless it also specifies a “Principal Domestic Lending Office”, in which case such “Principal Domestic Lending Office” shall be deemed to be its “Domestic Lending Office” for purposes of the definition herein of “Eurocurrency Lending Office” and Section 8.02.
     “Email” has the meaning specified in Section 8.02(a).
     “EMU” means Economic and Monetary Union as contemplated in the Treaty of Rome.
     “EMU Legislation” means legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states, being in part legislative measures to implement EMU.
     “Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Optional Currency determined by using the quoted spot rate at which the Sub-Agent’s principal office in London offers to exchange Dollars for such Optional Currency in London prior to 4:00 P.M. (London time) (unless otherwise indicated by the terms of this

Agreement) on such date as is required pursuant to the terms of this Agreement and (b) with respect to any amount denominated in any Optional Currency, the equivalent amount thereof in Dollars determined by using the quoted spot rate at which the Sub-Agent’s principal office in London offers to exchange such Optional Currency for Dollars in London prior to 4:00 P.M. (London time) (unless otherwise indicated by the terms of this Agreement) on such date as is required pursuant to the terms of this Agreement.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
     “Euro” and “(euro)” means the lawful currency of the European Union as constituted by the Treaty of Rome which established the European Community.
     “Eurocurrency Lending Office” means, with respect to any Lender, the office, offices, Affiliate or Affiliates of such Lender specified as its “Eurocurrency Lending Office” opposite its name on Schedule I hereto or in Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office, offices, Affiliate or Affiliates of such Lender as such Lender may from time to time specify to each of the Borrowers and the Agent. It is acknowledged and agreed that any Lender may specify one or more Eurocurrency Lending Offices with respect to Advances made or to be made to any Borrower and one or more other Eurocurrency Lending Offices with respect to Advances made or to be made to any other Borrower.
     “Eurocurrency Rate” means, for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing, the rate per annum (rounded upward to the nearest whole multiple of 1/1000 of 1% per annum) appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page) as the London interbank offered rate for deposits in the applicable currency at approximately 11:00 A.M. (London time) on the Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period or, if for any reason such rate is not available, the average (rounded upward to the nearest whole multiple of 1/1000 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in the applicable currency is offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) on the Business Day immediately preceding the first day of such Interest Period in an amount substantially equal to such Reference Bank’s Eurocurrency Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period. If the Reuters Screen LIBOR01 Page (or on any successor or substitute page) is unavailable, the Eurocurrency Rate for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks on the Business Day immediately preceding the first day of such Interest Period, subject, however, to the provisions of Section 2.08.
     “Eurocurrency Rate Advance” means a Revolving Credit Advance denominated in any Optional Currency that bears interest as provided in Section 2.07(a)(ii) or a Competitive Bid Advance denominated in any Optional Currency that bears interest by reference to the Eurocurrency Rate.
     “Events of Default” has the meaning specified in Section 6.01.
     “Excluded Taxes” means, (a) with respect to any Lender or the Agent, Taxes imposed on such Person’s overall net income (and franchise Taxes imposed on such Person in lieu of net income Taxes) as a result of any present or former connection between such Person and the relevant taxing authority, in each case, whether in effect as of the date hereof or subsequently imposed as a result of a Change in Law, and (b) with respect to payments made by any Borrower organized in a Covered Jurisdiction to any

Person, any Taxes not imposed as a direct result of a Change in Law occurring after the date on which such Person became a Lender or the Agent.
     “Existing Credit Agreement” means the Bridge Credit Agreement dated as of January 28, 2005 between the Initial Borrower and Merrill Lynch Capital Corporation, as amended, supplemented and otherwise modified from time to time.
     “Facility” means the Tranche A Facility or the Tranche B Facility, as the context may require.
     “Facility Fee” has the meaning specified in Section 2.04(a).
     “Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.
     “Five Year Revolving Credit Agreement” means the Five Year Revolving Credit Agreement, dated as of June 27, 2005 (as amended as of July 20, 2006, as further amended as of December 7, 2006, and further amended as of August 17, 2007, and as may be further amended, supplemented or otherwise modified from time to time, the), among the Borrower, the other “Borrowers” referred to therein, Citibank, N.A, as the Agent, the Lenders, Citigroup Global Markets Inc., as sole lead arranger and sole book runner, JPMorgan Chase Bank, N.A., as syndication agent, and Deutsche Bank Securities Inc., as documentation agent.
     “Fixed Rate Advances” means a Competitive Bid Advance denominated in any Optional Currency that bears interest as provided in Section 2.03(a)(i).
     “GAAP” has the meaning specified in Section 1.03.
     “Indemnified Costs” has the meaning specified in Section 7.05.
     “Initial Borrower” means PGI, in its capacity as the Initial Borrower under the Existing Credit Agreement.
     “Initial Lender” means each financial institution identified as an Initial Lender on the signature pages to this Agreement.
     “Interest Payment Date” means (a) with respect to any Base Rate Advance, (i) the last day of each March, June, September and December during the period in which such Base Rate Advance is outstanding and (ii) the date such Base Rate Advance is Converted or paid in full, and (b) with respect to any Eurocurrency Rate Advance, (i) the last day of each Interest Period applicable to such Eurocurrency Rate Advance and, if such Interest Period has a duration of more than three months, each day that occurs during such Interest Period every three months from the first day of such Interest Period and (ii) the date such Eurocurrency Rate Advance is Converted or paid in full.
     “Interest Period” means, for each Eurocurrency Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurocurrency Rate Advance and ending on the last day of the period selected by the Borrower requesting a Borrowing pursuant to the provisions below and, thereafter, with respect to Eurocurrency Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one week or one, two, three or six, or to the extent generally available, nine or twelve months, as such Borrower may, upon notice received by the Agent not later than 9:00 A.M. (New York City time) on the Business Day immediately preceding the first day of such Interest Period, select; provided, however, that:
     (a) no Borrower may select any Interest Period that ends after the Termination Date or, if the Advances have been converted to a term loan pursuant to Section 2.20 prior to such selection, that ends after the Maturity Date;
     (b) Interest Periods commencing on the same date for Eurocurrency Rate Advances comprising part of the same Borrowing shall be of the same duration;
     (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and
     (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.
     “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
     “Lenders” means each Initial Lender and each Person that shall become a party hereto pursuant to Section 8.07 and, as to any Lender, the term “Lender” includes any of its Affiliates designated as such by such Lender located in (e.g., being fiscally resident in or organized in or having a branch, office, permanent establishment or other place of business in) a Covered Jurisdiction.
     “Loan Documents” means, collectively, this Agreement, each Note, if any, and each Borrower Accession Agreement.
     “Material Adverse Change” means any material adverse change in the financial condition or results of operations of P&G and its Subsidiaries, taken as a whole.
     “Material Adverse Effect” means a material adverse effect on (a) the financial condition or results of operations of P&G and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Agent or the Lenders under any Loan Document or (c) the ability of the Borrowers to perform their obligations under the Loan Documents.
     “Material Subsidiary” means, at any time, any Subsidiary of P&G having (a) assets with a value of not less than 5% of the total value of the assets of P&G and its Subsidiaries, taken as a whole, or (b) Consolidated EBITDA of not less than 5% of the aggregate Consolidated EBITDA of P&G and its Subsidiaries, taken as a whole, in each case as of the end of or for the most recently completed fiscal quarter of P&G.

     “Maturity Date” means the earlier of (a) the first or second anniversary of the Scheduled Termination Date, as determined by P&G in accordance with Section 2.20 and (b) the date of termination in whole of the aggregate Commitments pursuant to Section 2.05 or 6.02.
     “Mortgage” means any lien or security interest or other charge or encumbrance having the effect of a lien or security interest.
     “Non-Consenting Lender” has the meaning specified in Section 2.20(b).
     “Non-Excluded Taxes” has the meaning specified in Section 2.14(a).
     “Note” means a Tranche A Note, a Tranche B Note or a Competitive Bid Note, as context may require.
     “Notice” has the meaning specified in Section 8.02(c).
     “Notice of Competitive Bid Borrowing” has the meaning specified in Section 2.03(a)(i).
     “Notice of Revolving Credit Borrowing” has the meaning specified in Section 2.02(a).
     “Optional Currency” means Dollars, Sterling, Yen or Euro, as the context may require.
     “P&G Guaranty” means the Guaranty dated as of August 23, 2006 made by P&G in favor of the Agent and the Lenders.
     “Permitted Mortgages” means the following types of Mortgages:
     (a) Mortgages for taxes, assessments and governmental charges or levies to the extent not otherwise required to be paid under Section 5.01(b);
     (b) Mortgages imposed by law, including, without limitation, materialmen’s, mechanics’, carriers’, workmen’s, storage and repairmen’s Mortgages and other similar Mortgages arising in the ordinary course of business;
     (c) pledges or deposits to secure obligations under workers’ compensation laws, unemployment insurance or other similar social security legislation (including, without limitation, in respect of employee benefit plans subject to ERISA) or to secure public or statutory obligations;
     (d) Mortgages securing the performance of, or payment in respect of, tenders, statutory obligations, progress or advance payments, contract bids, government or utility obligations, payment, performance, surety and return-of-money bonds and other similar obligations incurred in the ordinary course of business and other obligations of a similar nature, whether pursuant to statutory requirements, common law or consensual arrangements;
     (e) any interest or title of a lessor or sublessor or a licensor and any restriction or encumbrance to which the interest or title of such lessor, sublessor or licensor may be subject;
     (f) Mortgages arising out of judgments or awards that do not constitute an Event of Default under Section 6.01(e);

     (g) rights of way, easements, restrictions (including zoning restrictions), covenants, consents, reservations, encroachments, variations, mineral reservations and rights, leases, licenses and other similar restrictions, charges, encumbrances (whether or not recorded), prior rights of other Persons, and similar obligations with respect to real property arising by operation of law or contained in similar instruments;
     (h) Mortgages arising from the rights of lessors under leases (including financing statements regarding property subject to such leases or subleases);
     (i) rights of consignors of goods, whether or not perfected by the filing of a financing statement under the Uniform Commercial Code of any jurisdiction (or similar filings and recordings under equivalent provisions of applicable law), including, without limitation, goods which are the subject of tolling agreements or manufacturing and servicing agreements;
     (j) leases, licenses, subleases or sublicenses (including the provision of software under an open source license) which would not have a Material Adverse Effect;
     (k) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
     (l) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts and (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off);
     (m) Liens consisting of an agreement or arrangement to sell, lease, transfer or otherwise convey or dispose of property of P&G and/or one or more of its Subsidiaries; and
     (n) Liens arising as part of the securitization (or other similar arrangements) or other off-balance sheet financing of property of P&G and/or one or more of its Subsidiaries.
     “Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.
     “Platform” has the meaning specified in Section 8.02(b).
     “Primary Currency” has the meaning specified in Section 8.09(b).
     “Principal Manufacturing Property” means any facility (together with the land on which it is erected and fixtures comprising a part thereof) used primarily for manufacturing or processing, wherever located, owned or leased by any Borrower or any Subsidiary of any Borrower and having a gross book value in excess of $750,000,000, other than any such facility or portion thereof (a) which is a pollution control or other facility financed by obligations issued by (i) a state or local governmental unit pursuant to Section 103(b)(4)(E), 103(b)(4)(F) or 103(b)(6) of the Internal Revenue Code of 1954, or any successor provision thereof, or (ii) the equivalent of the financing referred to in subclause (a)(i) above in any jurisdiction other than the United States, or (b) which, in the opinion of the Board of Directors of P&G or any Borrower, is not of material importance to the total business conducted by P&G and its Subsidiaries, considered as a whole.

     “Process Agent” has the meaning specified in Section 8.13(a).
     “Pro Rata Share” of any amount means, with respect to any Lender at any time, the product of (a) such amount multiplied by (b) a fraction the numerator of which is the amount of such Lender’s Commitment(s) under the applicable Facility or Facilities at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.02 at or prior to such time, such Lender’s Commitment(s) under the applicable Facility or Facilities as in effect immediately prior to such termination) and the denominator of which is the aggregate amount of such Facility or Facilities at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.02 at or prior to such time, the applicable Facility or Facilities as in effect immediately prior to such termination).
     “Reference Advance” has the meaning specified in Section 2.07(c).
     “Reference Banks” means (a) in the case of any Revolving Credit Borrowing, Citibank, N.A. and JPMorgan Chase Bank, N.A. and (b) in the case of any Competitive Bid Borrowing, two of the Lenders making the all or part of such Competitive Bid Borrowing (as selected by the applicable Borrower) or if only one Lender is making such Competitive Bid Borrowing, such Lender.
     “Register” has the meaning specified in Section 8.07(d).
     “Related Indemnified Party” has the meaning specified in Section 8.04(b).
     “Required Lenders” means at any time Lenders owed in excess of 50% of the then aggregate unpaid principal amount (based on the Equivalent in Dollars at such time) of the Revolving Credit Advances owing to the Lenders or, if no such principal amount is then outstanding, Lenders having in excess of 50% of the Commitments; provided, however, that if any Lender shall be an Affiliate of any Borrower at such time, there shall be excluded from the determination of Required Lenders at such time the then aggregate unpaid principal amount (based on the Equivalent in Dollars at such time) of the Revolving Credit Advances owing to such Affiliate (in its capacity as a Lender) at such time or, if no such principal amount is then outstanding, such Affiliate’s Commitment at such time.
     “Revolving Credit Advance” means a Tranche A Advance or a Tranche B Advance, as applicable.
     “Revolving Credit Borrowing” means a Tranche A Borrowing or a Tranche B Borrowing, as applicable.
     “Scheduled Termination Date” means the Termination Date as defined by reference to clause (a) of the definition thereof.
     “Section 2.14 Certificate” has the meaning specified in Section 2.14(c)(ii).
     “Sterling” means the lawful currency of the United Kingdom.
     “Sub-Agent” means Citibank International plc.
     “Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.
     “Taxes” has the meaning specified in Section 2.14(a).
     “Termination Date” means the earlier of (a) August 15, 2008 and (b) the date of termination in whole of the aggregate Commitments pursuant to Section 2.05 or 6.02.
     “Tranche A Advance” means an advance by a Lender to a Borrower as part of a Tranche A Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance.
     “Tranche A Borrowing” means a Borrowing consisting of simultaneous Tranche A Advances of the same Type made by each of the Lenders pursuant to Section 2.01(b).
     “Tranche A Commitment” means, with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule II hereof and identified as its “Tranche A Commitment” or, if such Lender has entered into any Assignment and Acceptance, the amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(d), as such amount may be reduced pursuant to Section 2.05.
     “Tranche A Facility” means, at any time, the aggregate Tranche A Commitments of all of the Lenders at such time.
     “Tranche A Note” has the meaning specified in Section 2.17(a).
     “Tranche B Advance” means an advance by a Lender to a Borrower as part of a Tranche B Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance.
     “Tranche B Borrowing” means a Borrowing consisting of simultaneous Tranche B Advances of the same Type made by each of the Lenders pursuant to Section 2.01(c).
     “Tranche B Commitment” means, with respect to each Lender, the amount set forth opposite such Lender’s name on Schedule II hereof and identified as its “Tranche B Commitment” or, if such Lender has entered into any Assignment and Acceptance, the amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(d), as such amount may be reduced pursuant to Section 2.05.
     “Tranche B Facility” means, at any time, the aggregate Tranche B Commitments of all of the Lenders at such time.
     “Tranche B Note” has the meaning specified in Section 2.17(a).
     “Treaty of Rome” means the Treaty of Rome of 25 March 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on 7 February 1992 and came into force on 1 November 1993), as such treaty may be amended from time to time and as referred to in the EMU legislation.
     “Type” has the meaning specified in the definition of “Advance” set forth in this Section 1.01.

     “Unused Tranche A Commitment” means, with respect to any Lender at any time, (a) such Lender’s Tranche A Commitment at such time, less (b) the sum of:
     (i) the aggregate principal amount of all Tranche A Advances made by such Lender (in its capacity as a Lender) and outstanding at such time; and
     (ii) the product of (A) a fraction the numerator of which is the amount of such Lender’s Tranche A Commitment at such time minus the aggregate principal amount of the Tranche A Advances held by such Lender at such time and the denominator of which is the aggregate Tranche A Commitments of all Lenders at such time minus the aggregate principal amount of the Tranche A Advances made by the Lenders and outstanding at such time and (B) the aggregate principal amount of all Competitive Bid Advances made by the Lenders and outstanding at such time.
     “Unused Tranche B Commitment” means, with respect to any Lender at any time, (a) such Lender’s Tranche B Commitment at such time, less (b) the aggregate principal amount of all Tranche B Advances made by such Lender (in its capacity as a Lender) and outstanding at such time.
     “Voting Equity” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.
     “Yen” means the lawful currency of Japan.
     SECTION 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.
     SECTION 1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements delivered to the Agent in accordance with this Agreement (“GAAP”).
ARTICLE II
AMOUNTS AND TERMS OF THE ADVANCES
     SECTION 2.01 The Revolving Credit Advances and Reallocation Between Facilities. (a) Tranche A Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Tranche A Advances to each Borrower from time to time on any Business Day during the period from the Closing Date until the Termination Date in an aggregate amount (based in respect of any Advances to be denominated in any Optional Currency other than Dollars by reference to the Equivalent thereof in Dollars determined on the date of delivery of the applicable Notice of Revolving Credit Borrowing) not to exceed such Lender’s Unused Tranche A Commitment. Each such Borrowing shall be in a minimum amount of $10,000,000, in respect of Tranche A

Advances denominated in Dollars (or the Equivalent in any other applicable Optional Currency thereof), or, if less, an aggregate amount equal to the amount by which the aggregate amount of a proposed Competitive Bid Borrowing requested by any Borrower exceeds the aggregate amount of Competitive Bid Advances offered to be made by the Lenders and accepted by such Borrower in respect of such Competitive Bid Borrowing, if such Competitive Bid Borrowing is made on the same date as such Tranche A Borrowing) and shall consist of Tranche A Advances of the same Type made on the same day by the Lenders ratably according to their respective Tranche A Commitments; provided that such minimum amount shall not apply with respect to any Revolving Credit Advances made in accordance with the provisions of Sections 2.04(b) or 2.07(c). Within the limits of each Lender’s Tranche A Commitment, each Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.10 and reborrow under this Section 2.01(a).
     (b) Tranche B Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Tranche B Advances to each Borrower from time to time on any Business Day during the period from the Closing Date until the Termination Date in an aggregate amount (based in respect of any Advances to be denominated in any Optional Currency by reference to the Equivalent thereof in Dollars determined on the date of delivery of the applicable Notice of Revolving Credit Borrowing) not to exceed such Lender’s Unused Tranche B Commitment. Each such Borrowing shall be in a minimum amount of $10,000,000, in respect of Tranche B Advances denominated in Dollars (or the Equivalent in any other applicable Optional Currency thereof), and shall consist of Tranche B Advances of the same Type made on the same day by the Lenders ratably according to their respective Tranche B Commitments; provided that such minimum amount shall not apply with respect to any Tranche B Advances made in accordance with the provisions of Sections 2.04(b) or 2.07(c). Within the limits of each Lender’s Tranche B Commitment, each Borrower may borrow under this Section 2.01(b), prepay pursuant to Section 2.10 and reborrow under this Section 2.01(b).
     (c) Reallocation of Advances and Commitments. P&G shall be entitled, upon at least one Business Day’s notice to the Agent, to reallocate a portion of the Tranche A Commitments to additional Tranche B Commitments (and vice versa) and/or to reallocate all or a portion of the outstanding Tranche A Advances comprising part of the same Borrowings to additional Tranche B Advances comprising part of the same Borrowings (and vice versa); provided that (a) each such reallocation of Commitments and/or Advances shall be made ratably among the Lenders; provided that P&G, in its sole discretion, may elect to reallocate all, a portion or none of such Commitments and/or Advances to any Lender that is an Affiliate of a Borrower, (b) any such reallocation of Advances shall be in an aggregate principal amount of at least $100,000,000 (or the Equivalent in any other applicable Optional Currency thereof) or shall otherwise be all of the Revolving Credit Advances comprising part of the same Borrowings and (c) any such reallocation of Commitments and/or Advances may (but shall not be required) be made in conjunction with the exercise of the call rights set forth in Section 2.18 and/or the put rights set forth in Section 2.19. Any notice delivered by P&G pursuant to this Section 2.01(c) shall specify (i) the effective date of each intended reallocation of Commitments and/or Advances (ii) whether the reallocation is of Commitments, Revolving Credit Advances or both, (iii) the amount of each such reallocation of Commitments and/or Revolving Credit Advances and, in the case of Revolving Credit Advances, which Borrowings are to comprise such reallocation. On or promptly following the effective date of any reallocation of Commitments and/or Revolving Credit Advances pursuant to this Section 2.01(c), the Agent shall notify the Lenders of the effective date of each such reallocation and shall distribute a revised Schedule II hereto reflecting each such reallocation
     SECTION 2.02 Making the Revolving Credit Advances.
     (a)  Each Revolving Credit Borrowing shall be made on notice, given not later than (i) 9:00 A.M. (New York City time) on the Business Day immediately preceding the date of the proposed Borrowing in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in Dollars, (ii) 11:00 A.M. (London time) on the second Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in any Optional Currency, or (iii) 9:00 A.M. (New York City time) on the Business Day of the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by any Borrower to the Agent (and, in

the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in any Optional Currency, simultaneously to the Sub-Agent), which shall give to each Lender prompt notice thereof by telecopier or Email. Each such notice of a Revolving Credit Borrowing (a “Notice of Revolving Credit Borrowing”) shall be by Email, confirmed promptly by telephone or by telecopier and shall be in substantially the form of Exhibit A-1 hereto, specifying therein (A) the requested date of such Revolving Credit Borrowing, (B) whether such Borrowing is a Tranche A Borrowing or a Tranche B Borrowing, (C) the requested Type and Optional Currency of Revolving Credit Advances comprising such Revolving Credit Borrowing, (D) the requested aggregate amount of such Revolving Credit Borrowing, (E) in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances, the requested initial Interest Period for each such Revolving Credit Advance, and (F) the requested account to which the proceeds of the requested Revolving Credit Borrowing are to be transferred. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Revolving Credit Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent’s Account, in same day funds, such Lender’s ratable portion of such Revolving Credit Borrowing. After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the appropriate Borrower by transferring the amount thereof to the account designated by such Borrower for such purpose.
     (b) Anything in subsection (a) above to the contrary notwithstanding, no Borrower may select Eurocurrency Rate Advances for any Revolving Credit Borrowing if the obligation of the Lenders to make Eurocurrency Rate Advances shall then be suspended pursuant to Section 2.08 or 2.12.
     (c) Each Notice of Revolving Credit Borrowing shall be irrevocable and binding on the Borrower giving such notice. In the case of any Revolving Credit Borrowing which the related Notice of Revolving Credit Borrowing specifies is to be composed of Eurocurrency Rate Advances, such Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.
     (d) Unless the Agent or the Sub-Agent, as the case may be, shall have received notice from a Lender prior to the time of any Revolving Credit Borrowing that such Lender will not make available to the Agent or the Sub-Agent, as the case may be, such Lender’s Pro Rata Share of such Revolving Credit Borrowing, the Agent or the Sub-Agent, as the case may be, may assume that such Lender has made such portion available to the Agent or the Sub-Agent, as the case may be, on the date of such Revolving Credit Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent or the Sub-Agent, as the case may be, may, in reliance upon such assumption, make available to the Borrower requesting such Revolving Credit Borrowing on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent or the Sub-Agent, as the case may be, such Lender and such Borrower severally agree to repay to the Agent or the Sub-Agent, as the case may be, forthwith on demand (or, solely in the case of the Borrowers, within five days of such demand) such corresponding amount, together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent or the Sub-Agent, as the case may be, at (i) in the case of such Borrower, the interest rate applicable at the time to Revolving Credit Advances comprising such Revolving Credit Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent or the Sub-Agent, as the case may be, such corresponding amount, such amount so repaid shall constitute such Lender’s Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement.

     (e) The failure of any Lender to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on the date of any Revolving Credit Borrowing.
     (f) Any Revolving Credit Advance made by any Applicable Lending Office of any Lender shall be deemed to be an Advance of such Lender for purposes of calculating the utilization of the Tranche A Commitment or the Tranche B Commitment (as applicable) of such Lender hereunder, except that if such Applicable Lending Office of such Lender is another Lender, such Revolving Credit Advance shall be deemed to be an Advance of such other Lender for purposes of calculating the utilization of the Tranche A Commitments or the Tranche B Commitments (as applicable) of both such Lenders hereunder.
     SECTION 2.03 Competitive Bid Facility. (a)  Each Lender severally agrees that any Borrower may make Competitive Bid Borrowings under this Section 2.03 from time to time on any Business Day during the period from the Closing Date until the date occurring 30 days prior to the Termination Date in the manner set forth below; provided that, the aggregate principal amount of the Competitive Bid Advances comprising each Competitive Bid Borrowing shall not exceed the aggregate Unused Tranche A Commitments of the Lenders at such time.
     (i) Any Borrower may request a Competitive Bid Borrowing under this Section 2.03 by delivering to the Agent (and, in the case of a Competitive Bid Borrowing not consisting of Fixed Rate Advances or Eurocurrency Rate Advances to be denominated in Dollars, simultaneously to the Sub-Agent), by telephone or Email, confirmed promptly in writing, or by telecopier, a notice of a Competitive Bid Borrowing (a “Notice of Competitive Bid Borrowing”), in substantially the form of Exhibit A-2 hereto, specifying therein (A) the requested date of such proposed Competitive Bid Borrowing (which shall be a Business Day), (B) the requested aggregate amount and Optional Currency of such proposed Competitive Bid Borrowing, (C) whether such proposed Competitive Bid Borrowing shall consist of Fixed Rate Advances or Eurocurrency Rate Advances, (D) in the case of a Competitive Bid Borrowing consisting of (1) Eurocurrency Rate Advances, the requested Interest Period for each such Eurocurrency Rate Advance and (2) Fixed Rate Advances, the requested maturity date for repayment of each such Fixed Rate Advance (which maturity date may not be earlier than the date occurring seven days after the date of such proposed Competitive Bid Borrowing or later than the earlier of (x) 365 days after the date of such proposed Competitive Bid Borrowing and (y) the Termination Date), (E) the requested interest payment date or dates for each Competitive Bid Advance comprising part of such proposed Competitive Bid Borrowing, (F) whether or not the Competitive Bid Advances comprising such proposed Competitive Bid Borrowing may be prepaid and, if so, whether with or without penalty, (G) the address and account number of such Borrower to which the proceeds of such proposed Competitive Bid Borrowing are to be advanced, and (H) the requested other terms, if any, to be applicable to such proposed Competitive Bid Borrowing, not later than (I) 9:00 A.M. (New York City time) at least two Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in the related Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (the Advances comprising any such Competitive Bid Borrowing, which shall be denominated in Dollars or any Optional Currency, being referred to herein as “Fixed Rate Advances”) (II) 9:00 A.M. (New York City time) three Business Days preceding the date of the proposed Competitive Bid Borrowing in the case of a Competitive Bid Borrowing consisting of Eurocurrency Rate Advances denominated in Dollars, and (III) 2:00 P.M. (New York City time) three Business Days preceding the date of the proposed Competitive Bid Borrowing in the case of a Competitive Bid Borrowing consisting of Eurocurrency Rate Advances denominated in any

Optional Currency. Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on the Borrower that requested such Competitive Bid Borrowing. The Agent or the Sub-Agent, as the case may be, shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from any Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing by telecopier or Email.
     (ii) Each Lender may, in its sole discretion, elect to irrevocably offer to make one or more Competitive Bid Advances to the Borrower requesting the Competitive Bid Advances as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Agent or the Sub-Agent, as the case may be (which shall give prompt notice thereof to the Borrower requesting the Competitive Bid Borrowing), before 12:00 P.M. (New York City time) one Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances, and (B) before 1:00 P.M. (New York City time) two Business Days prior to the date of the proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Eurocurrency Rate Advances, of the minimum amount and maximum amount of each Competitive Bid Advance that such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts, subject to the proviso of the first sentence of this Section 2.03(a), may exceed such Lender’s Tranche A Commitment), the rate or rates of interest therefor and such Lender’s Applicable Lending Office with respect to such Competitive Bid Advance; provided that if the Agent, in its capacity as a Lender, shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower requesting such Competitive Bid Borrowing of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Agent or to the Sub-Agent, as the case may be, by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent, before 10:00 A.M. (New York City time) or the Sub-Agent before 12:00 Noon (London time), as the case may be, on the date on which notice of such election is to be given to the Agent or to the Sub-Agent, as the case may be, by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.
     (iii) The Borrower requesting any particular Competitive Bid Borrowing shall, in turn, before (A) 4:00 P.M. (New York City time) one Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances, and (B) 4:00 P.M. (New York City time) two Business Days prior to the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Eurocurrency Rate Advances, either:
     (A) cancel such Competitive Bid Borrowing by giving the Agent notice to that effect; or
     (B) accept one or more of the offers made by any Lender or Lenders pursuant to Section 2.03(a)(ii), in its sole discretion but subject to the next two succeeding sentences, by giving notice to the Agent or to the Sub-Agent, as the case may be, of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to such Borrower by the Agent or the Sub-Agent, as the case may be, on behalf of such Lender for such Competitive Bid Advance pursuant to Section 2.03(a)(ii)) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to Section 2.03(a)(ii) by giving the Agent or the Sub-Agent, as the case may be, notice to that effect; provided, however, that such Borrower may not accept offers that, in the aggregate, exceed the amount of the proposed Competitive Bid Borrowing specified in the related Notice of Competitive Bid Borrowing. The Borrower that requested such Competitive Bid Borrowing shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such Lenders for a particular Competitive Bid Borrowing. If two or more Lenders have offered the same interest rate for a particular Competitive Bid Borrowing, the amount to be borrowed at such interest rate will be allocated among such Lenders ratably according to the amount that each such Lender offered at such interest rate.
     (iv) If the Borrower that requested any particular Competitive Bid Borrowing notifies the Agent or the Sub-Agent, as the case may be, that such Competitive Bid Borrowing is cancelled pursuant to Section 2.03(a)(iii)(A), the Agent or the Sub-Agent, as the case may be, shall give prompt notice thereof to each of the Lenders and such Competitive Bid Borrowing shall not be made.
     (v) If the Borrower that requested any particular Competitive Bid Borrowing accepts one or more of the offers made by any Lender or Lenders pursuant to Section 2.03(a)(iii)(B) in respect of such Competitive Bid Borrowing, the Agent or the Sub-Agent, as the case may be, shall in turn promptly notify (A) each Lender that has made an offer as described in Section 2.03(a)(ii) of the date and the aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to Section 2.03(a)(ii) have been accepted by such Borrower and (B) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, (1) of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing and (2) upon receipt, that the Agent or the Sub-Agent, as the case may be, has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a Competitive Bid Advance as part of any Competitive Bid Borrowing shall, before 12:00 Noon (New York City time) on the date of such Competitive Bid Borrowing specified in the notice received from the Agent or from the Sub-Agent, as the case may be, pursuant to subclause (v)(A) of the immediately preceding sentence or any later time when such Lender shall have received notice from the Agent or from the Sub-Agent, as the case may be, pursuant to subclause (v)(B)(2) of the immediately preceding sentence, make available for the account of its Applicable Lending Office to the Agent at the applicable Agent’s Account, in same day funds, such Lender’s portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Agent of such funds, the Agent will make such funds available to the Borrower that requested such Borrowing at the address and the account number specified by such Borrower in the related Notice of Competitive Bid Borrowing or, if no such address and account number are specified in the related Notice of Competitive Bid Borrowing, at the Agent’s address referred to in Section 8.02. Promptly after (x) each Competitive Bid Borrowing, the Agent will notify each Lender of the amount of such Competitive Bid Borrowing, the corresponding Competitive Bid Reduction resulting therefrom and the dates upon which such Competitive Bid Reduction commenced and will terminate and (y) the prepayment of any Competitive Bid Borrowing by the applicable Borrower, the Agent will notify each Lender of the amount and date of each such prepayment and the amount, if any, of the corresponding Competitive Bid Reduction remaining after giving effect thereto.
     (vi) If the Borrower that requested any applicable Competitive Bid Borrowing notifies the Agent or the Sub-Agent, as the case may be, that it accepts one or more of the offers made by any Lender or Lenders pursuant to Section 2.03(a)(iii)(B), such notice of acceptance shall be irrevocable and binding on such Borrower. Such Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.
     (b) Each Competitive Bid Borrowing shall be in an aggregate amount of not less than $10,000,000 (or the Equivalent in any other Optional Currency thereof) and, following the making of each Competitive Bid Borrowing, the Borrowers shall be in compliance with the limitation set forth in the proviso to the first sentence of Section 2.03(a).
     (c) Within the limits and on the conditions set forth in this Section 2.03, any Borrower may from time to time borrow under Section 2.03(a), repay pursuant to Section 2.06(b) or prepay pursuant to Section 2.03(d), and reborrow under Section 2.03(a).
     (d) The Borrower to which any particular Competitive Bid Borrowing is made shall have no right to prepay the principal amount of any Competitive Bid Advance (or any portion thereof) unless, and then only on the terms, specified by such Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to Section 2.03(a)(i) and, if applicable, set forth in the Competitive Bid Note evidencing such Competitive Bid Advance.
     (e) The Borrower to which any particular Competitive Bid Borrowing is made shall pay interest on the unpaid principal amount of each Competitive Bid Advance from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for and in the Optional Currency of such Competitive Bid Advance specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to Section 2.03(a)(ii), payable on the interest payment date or dates specified by such Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to Section 2.03(a)(i) and, if applicable, provided in the Competitive Bid Note evidencing such Competitive Bid Advance.
     (f) Each Borrower agrees that upon notice by any Lender to such Borrower (with a copy of such notice to the Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) any Competitive Bid Advance owing to, or to be made by, such Lender as part of a Competitive Bid Borrowing, such Borrower shall promptly execute and deliver to such Lender a separate promissory note, in substantially the form of Exhibit F-2 hereto (each, a “Competitive Bid Note”), payable to the order of such Lender in a principal amount equal to the amount of indebtedness of such Borrower resulting from such Competitive Bid Advance.
     SECTION 2.04 Facility Fees.
     (a) P&G agrees to pay to the Agent for the account of each Lender a facility fee (a “Facility Fee”) in Dollars on the sum of (i) the aggregate amount of such Lender’s Commitments plus (ii) such Lender’s ratable share of the aggregate amount of the Commitments assumed by Affiliates of any of the Borrowers pursuant to Section 2.18, from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date or the Maturity Date, as applicable to such Lender, at a rate per annum equal to 0.025% per annum, payable in arrears quarterly on the last day of each March, June, September and December and on the Termination Date or the Maturity Date, as applicable.
     (b) At any time prior to the Termination Date, unless P&G shall have notified the Agent in writing on or before 9:00 A.M. (New York City time) on the Business Day immediately preceding the last day of each March, June, September and December and the Termination Date, that it will pay, in cash, the Facility Fees that are due and payable by it on such date, the Lenders will be deemed to have made Tranche A Advances and/or Tranche B Advances, as appropriate, on such date in an amount equal to the Facility Fees that would otherwise be due and payable on such date, in each case which Revolving Credit Advance, unless P&G has otherwise notified the Agent in writing on or before such Business Day, shall be a Eurocurrency Rate Advance denominated in Dollars (or the Equivalent in any other Optional Currency thereof) having an initial Interest Period of one week. Each Revolving Credit Advance made pursuant to this Section 2.04(b) shall be deemed to have made pursuant to the Commitments and shall be subject to the limitations that the aggregate outstanding principal amount of the Tranche A Advances may at no time exceed the amount of the Tranche A Facility then in effect and the aggregate outstanding principal amount of the Tranche B Advances may at no time exceed the amount of the Tranche B Facility then in effect.
     SECTION 2.05 Termination or Reduction of the Commitments.
     (a) Optional. P&G shall have the right, upon at least three Business Days’ notice to the Agent, to terminate in whole or reduce in part the Unused Tranche A Commitments or the Unused Tranche B Commitments of the Lenders; provided that each partial reduction shall be in the aggregate amount of $10,000,000; and provided, further, that P&G, in its sole discretion, may elect to effect such termination or reduction on a non-ratable basis with respect to the Unused Tranche A Commitments or the Unused Tranche B Commitments of one or more Lenders that are Affiliates of a Borrower (it being understood that such termination or reduction shall be on a ratable basis as to all other Lenders).
     (b) Mandatory. The Commitments of each Lender shall automatically terminate on the Termination Date or Maturity Date, as applicable to such Lender.
     SECTION 2.06 Repayment of Advances.
     (a) Revolving Credit Advances. Each Borrower shall repay to the Agent for the ratable account of each Lender on the Termination Date or Maturity Date, as applicable to such Lender the aggregate principal amount of all Revolving Credit Advances made by such Lender to it that are then outstanding.
     (b) Repayment of Competitive Bid Advances. Each Borrower shall repay to the Agent, for the account of each Lender that has made a Competitive Bid Advance, the aggregate outstanding principal amount of each Competitive Bid Advance made to such Borrower and owing to such Lender on the earlier of (i) the maturity date therefor, in the case of any such Competitive Bid Advance that is a Fixed Advance, or the last day of the Interest Period therefor, in the case of any such Competitive Bid Advance that is a Eurocurrency Rate Advance, in each case as specified in the related Notice of Competitive Bid Borrowing delivered pursuant to Section 2.03(a)(i) and, if applicable, provided in the Competitive Bid Note evidencing such Competitive Bid Advance, and (ii) the Termination Date.
     SECTION 2.07 Interest on Revolving Credit Advances.

     (a) Scheduled Interest. Subject to the provisions of Section 2.07(c), each Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance made to it that is owing to each Lender from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:
     (i) Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin for Base Rate Advances, payable in arrears on each Interest Payment Date with respect to such Base Rate Advance.
     (ii) Eurocurrency Rate Advances. During such periods as such Revolving Credit Advance is a Eurocurrency Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurocurrency Rate for such Interest Period for such Advance plus (B) the Applicable Margin for Eurocurrency Rate Advances, payable in arrears on each Interest Payment Date with respect to such Eurocurrency Rate Advance.
     (b) Default Interest. Each Borrower shall pay interest on:
     (i) any portion of the unpaid principal amount of each Revolving Credit Advance made to it that is owing to each Lender that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Revolving Credit Advance pursuant to clause (a)(i) or (a)(ii) above, as the case may be;
     (ii) any portion of the unpaid principal amount of each Competitive Bid Advance made to such Borrower and owing to any Lender, payable in arrears on the date or dates interest is payable on such Competitive Bid Advance, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Competitive Bid Advance in the offer made by such Lender pursuant to Section 2.03(a)(ii) and accepted by such Borrower under Section 2.03(a)(v); and
     (iii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause (a)(i) above.
     (c) Capitalization of Interest. Unless the appropriate Borrower has notified the Agent in writing on or before 9:00 A.M. (New York City time) on the Business Day immediately preceding the relevant Interest Payment Date or date of a prepayment pursuant to Section 2.10(b)(i), that it will pay, in cash, the interest applicable to any Revolving Credit Advance that is due and payable by it on such Interest Payment Date in accordance with Section 2.07(a) or on such prepayment date in accordance with Section 2.10(b)(i), as applicable, the Lenders will be deemed to have made Tranche A Advances and/or Tranche B Advances, as appropriate, on such Interest Payment Date or prepayment date, as applicable, in an amount equal to the aggregate amount of interest that would otherwise be due and payable on such date, which Revolving Credit Advances shall, unless such Borrower has otherwise notified the Agent in writing on or before such Business Day, (i) be of the same Type and Optional Currency as the Advance (the “Reference Advance”) in respect of which such interest shall have accrued (in each case after giving effect to any Conversion of the Reference Advance on such Interest Payment Date), and (ii) if such Revolving Credit Advance is a Eurocurrency Rate Advance, have an initial Interest Period of the same duration as the Interest Period commencing on such Interest Payment Date with respect to the Reference Advance, provided, however notwithstanding anything herein to the contrary, the appropriate Borrower shall pay in cash all accrued and unpaid interest on (x) Base Rate Advances made after the Scheduled Termination Date and (y) Eurocurrency Rate Advances the Interest Periods with respect to which have commenced after the Scheduled Termination Date. Each Revolving Credit Advance made pursuant to this Section 2.07(c) shall be deemed to have been made pursuant to the Commitments and shall be subject to the limitations that the aggregate outstanding principal amount of the Tranche A Advances may at no time exceed the amount of the Tranche A Facility then in effect and the aggregate outstanding principal amount of the Tranche B Advances may at no time exceed the amount of the Tranche B Facility then in effect.
     SECTION 2.08 Interest Rate Determination.
     (a) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurocurrency Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to each of the Borrowers and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a)(i) or 2.07(a)(ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.07(a)(ii).
     (b) If, with respect to any Eurocurrency Rate Advances, the Required Lenders in good faith notify the Agent that the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurocurrency Rate Advances for such Interest Period, the Agent shall forthwith so notify each of the Borrowers and the Lenders, whereupon (i)(A) each Eurocurrency Rate Advance denominated in Dollars will automatically Convert into Base Rate Advances, and (B) each Eurocurrency Rate Advance denominated in any Optional Currency will automatically be exchanged for an Equivalent of Dollars and Convert into Base Rate Advances, and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended until the Agent shall notify each of the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.
     (c) If any Borrower shall fail to select the duration of any Interest Period for any Eurocurrency Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Agent will forthwith so notify each of the Borrowers and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Eurocurrency Rate Advances denominated in the same Optional Currency and having an Interest Period of one week.
     (d) On the date on which the aggregate unpaid principal amount of Eurocurrency Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000 (or the Equivalent in any other Optional Currency thereof), such Advances shall automatically (i) if such Eurocurrency Rate Advances are denominated in Dollars, Convert into Base Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in any other Optional Currency, be exchanged for an Equivalent amount of Dollars and Convert into Base Rate Advances.
     (e) Upon the occurrence and during the continuance of any Event of Default, (i) each Eurocurrency Rate Advance will, upon the written request of the Agent (at the request of the Required Lenders), on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advance is denominated in Dollars, be Converted into a Base Rate Advance and (B) if such Eurocurrency

Rate Advance is denominated in any other Optional Currency, be exchanged for an Equivalent amount of Dollars and be Converted into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurocurrency Rate Advances shall be suspended.
     (f) If either, with respect to Eurocurrency Rate Advances denominated in Dollars, the Reuters Screen LIBOR01 Page, or, with respect to Eurocurrency Rate Advances denominated in any other Optional Currency, the Reuters Screen LIBOR01 Page, is unavailable and, in each such case, fewer than two Reference Banks furnish timely information to the Agent for determining the applicable Eurocurrency Rate,
     (i) the Agent shall forthwith notify the applicable Borrower and the Lenders that the interest rate cannot be determined for such Eurocurrency Rate Advances,
     (ii) each such Advance will automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advance is denominated in Dollars, Convert into a Base Rate Advance and (B) if such Eurocurrency Rate Advance is denominated in any Optional Currency, be prepaid by the applicable Borrower or be automatically exchanged for an Equivalent amount of Dollars and be Converted into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and
     (iii) the obligation of the Lenders to make Eurocurrency Rate Advances or to Convert Advances into Eurocurrency Rate Advances shall be suspended until the Agent shall notify each of the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.
     SECTION 2.09 Optional Conversion of Advances.
     Any Borrower may subject to the provisions of Sections 2.08 and 2.12, Convert all or any portion of Revolving Credit Advances under the same Facility of one Type made to it and comprising the same Borrowing into Advances of the other Type; provided, however, that (a) any such Conversion of (i) Base Rate Advances into Eurocurrency Advances denominated in Dollars or of Eurocurrency Advances of one Interest Period into Eurocurrency Advances denominated in Dollars and of another Interested Period shall be made on notice received no later than 9:00 A.M. (New York City time) on the Business Day immediately preceding the date of the proposed Conversion, or (ii) in all other cases, shall be made on notice received no later than 9:00 A.M. (New York City time) on the Business Day of the proposed Conversion, (b) in the case of any Conversion of Eurocurrency Rate Advances denominated in Dollars into Base Rate Advances other than on the last day of an Interest Period therefor, the Borrower requesting such Conversion shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c), and (c) any Conversion of Base Rate Advances into Eurocurrency Rate Advances shall be in an amount not less than $10,000,000. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) whether the Advances to be Converted are Tranche A Advances or Tranche B Advances, (iii) the Advances to be Converted, and (iv) if such Conversion is into Eurocurrency Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower giving such notice.
     SECTION 2.10 Prepayments.
     (a) Optional.  Each Borrower may, upon at least three Business Days notice to the Agent in the case of any Revolving Credit Borrowing comprised of Eurocurrency Rate Advances and one Business Day’s notice to the Agent in the case of any Revolving Credit Borrowing comprised of Base Rate Advances, in each case stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amount of the Tranche A Advances or the Tranche B Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount of at least $10,000,000 (or the Equivalent in any other Optional Currency thereof), and (ii) in the event of any such prepayment of a Eurocurrency Rate Advance, such Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c). No Borrower may prepay any Competitive Bid Advances other than in accordance with Section 2.03(d).
     (b) Mandatory. (i)  If, on any date, the Agent notifies P&G that, on any Interest Payment Date, the sum of (A) the aggregate principal amount of all Advances denominated in Dollars plus (B) the Equivalent in Dollars (determined on the Business Day immediately preceding such Interest Payment Date) of the aggregate principal amount of all Advances denominated in Optional Currency other than Dollars then outstanding exceeds 110% of the aggregate Commitments of the Lenders on such date, one or more of the Borrowers (as determined by P&G) shall, as soon as practicable and in any event within five Business Days after receipt of such notice, subject to the proviso to this sentence below, prepay the outstanding principal amount of any such Advances (which may be, at P&G’s election, Tranche A Advances and/or Tranche B Advances) owing by such Borrowers in an aggregate amount sufficient to reduce such sum to an amount not to exceed 100% of the aggregate Commitments of the Lenders on such date (but with any interest accrued on the aggregate principal amount of Advances prepaid to be payable as otherwise provided under Section 2.07(a)); provided, however, that if the aggregate principal amount of Base Rate Advances outstanding at the time of such required prepayment is less than the amount of such required prepayment, the portion of such required prepayment in excess of the aggregate principal amount of Base Rate Advances then outstanding shall be deferred until the earliest to occur of the last day of the Interest Period of the outstanding Eurocurrency Rate Advances in an aggregate amount equal to the excess of such required prepayment. The Agent shall give prompt notice of any prepayment required under this Section 2.10(b)(i) to each of the Borrowers and the Lenders, and shall provide prompt notice to each of the Borrowers of any such notice of required prepayment received by it from any Lender.
     (ii) On each Business Day, the Borrowers shall repay (A) the outstanding Tranche A Advances by an amount equal to the excess of the outstanding principal amount of the Tranche A Advances over the aggregate Tranche A Commitments after giving effect to any reduction of the Tranche A Commitments pursuant to Section 2.05 on the immediately preceding Business Day and (B) the outstanding Tranche B Advances by an amount equal to the excess of the outstanding principal amount of the Tranche B Advances over the aggregate Tranche B Commitments after giving effect to any reduction of the Tranche B Commitments pursuant to Section 2.05 on the immediately preceding Business Day.
     SECTION 2.11 Increased Costs.
     (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation enacted or issued after the date of this Agreement or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued after the date of this Agreement, there shall be any material increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Advances (excluding for purposes of this Section 2.11 any such increased costs resulting from (i) Taxes (as to which Section 2.14 shall govern) or (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction, state or any political subdivision thereof under the laws of which such Lender has any present or former connection, then one or more of the Borrowers shall from time to time, within 30 days of written demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such

Lender for such increased cost. A certificate as to the amount of such increased cost in reasonable detail and stating the basis upon which such amount has been calculated and certifying that such Lender’s method of allocating such costs is fair and reasonable and that such Lender’s demand for payment of such costs hereunder is not inconsistent with its treatment of other borrowers which, as a credit matter, are similarly situated to P&G and which are subject to similar provisions, submitted to the Borrowers and the Agent by such Lender, shall be conclusive and binding for all purposes, absent error in the calculation of such amount.
     (b) If any Lender reasonably determines that compliance with any law or regulation enacted or issued after the date of this Agreement, or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued after the date of this Agreement, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is materially increased by or based upon the existence of such Lender’s commitment to lend hereunder and other commitments of this type, then, within 30 days of written demand by such Lender (with a copy of such demand to the Agent), one or more of the Borrowers shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender’s commitment to lend hereunder. A certificate as to the amount of such increased cost in reasonable detail and stating the basis upon which such amount has been calculated and certifying that such Lender’s method of allocating such costs is fair and reasonable and that such Lender’s demand for payment of such costs hereunder is not inconsistent with its treatment of other borrowers which, as a credit matter, are similarly situated to P&G and which are subject to similar provisions, submitted to the Borrowers and the Agent by such Lender, shall be conclusive and binding for all purposes, absent error in the calculation of such amount.
     (c) Before making any demand under this Section 2.11, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. Notwithstanding anything in subsection (a) or (b) of this Section 2.11 to the contrary, no Borrower shall be obligated to compensate any Lender for any amounts arising or accruing before the date which is 180 days prior to the date on which such Lender provides written demand for such payment to such Borrower and the Agent under such Sections.
     (d) If any Lender shall subsequently recoup any costs (other than from a Borrower) for which such Lender has theretofore been compensated by a Borrower under this Section 2.11, such Lender shall remit to such Borrower an amount equal to the amount of such recoupment.
     (e) If any Lender entitled to additional compensation under any of the foregoing provisions of this Section 2.11 shall fail to designate a different Applicable Lending Office that avoids the need for additional compensation as provided in this Section 2.11, then P&G may cause such Lender to (and, if P&G so demands, such Lender or the Agent shall) assign all of its rights and obligations under this Agreement to one or more other Persons identified by any Borrower in the manner provided in Section 8.11.
     SECTION 2.12 Illegality.
     Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its

Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances in Dollars or any other Optional Currency or to fund or maintain Eurocurrency Rate Advances in Dollars or any other Optional Currency hereunder, (a) each Eurocurrency Rate Advance, as the case may be, will automatically, upon such demand, (i) if such Eurocurrency Rate Advance is denominated in Dollars, Convert into a Base Rate Advance and (ii) if such Eurocurrency Rate Advance is denominated in any other Currency, be exchanged for an Equivalent amount of Dollars and Convert into a Base Rate Advance, and (b) the obligation of the Lenders to make Eurocurrency Rate Advances or to Convert Advances into Eurocurrency Rate Advances shall be suspended until the Agent shall notify each of the Borrowers and the Lenders that the circumstances causing such suspension no longer exist; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurocurrency Lending Office if the making of such a designation would allow such Lender or its Eurocurrency Lending Office to continue to perform its obligations to make Eurocurrency Rate Advances or to continue to fund or maintain Eurocurrency Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.
     SECTION 2.13 Payments and Computations.
     (a) Each Borrower shall make each payment hereunder and under the Notes, if any, irrespective of any right of counterclaim or set-off, with respect to principal of, interest on, and other amounts relating to, Advances denominated in Dollars, not later than 1:00 P.M. (New York City time) on the day when due in Dollars to the Agent, by deposit of such funds to the applicable Agent’s Account in same day funds. Each Borrower shall make each payment hereunder and under the Notes, if any, irrespective of any right of counterclaim or set-off, with respect to principal of, interest on, and other amounts relating to, Advances denominated in any Optional Currency (other than Dollars), not later than 1:00 P.M. (London time) on the day when due in such Optional Currency (other than Dollars) to the Agent, by deposit of such funds to the applicable Agent’s Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.03, 2.11, 2.14 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon an extension pursuant to Section 2.20, and upon Agent’s receipt of each Assuming Extending Lender’s Assignment Agreement and recording of the information contained therein in the Register, from and after the date upon an Assuming Extending Lender giving notice pursuant to Section 2.20(a) herein, the Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby. Upon its acceptance of an Assignment and Acceptance or the effective date of the exercise of the call rights in Section 2.18 or the put rights in Section 2.19, as the case may be, and, in any such case, its recording of the information contained therein or relating thereto in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance or the applicable notice delivered pursuant to Section 2.18 or Section 2.19, as applicable, the Agent shall make all payments hereunder and under the Notes, if any, in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.
     (b) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurocurrency Rate or the Federal Funds Rate and of facility fees shall be made by the Agent or the Sub-Agent, as the case may be, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.
     (c) Whenever any payment hereunder or under the Notes, if any, shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
     (d) Unless the Agent or the Sub-Agent, as the case may be, shall have received notice from the appropriate Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Agent or the Sub-Agent, as the case may be, may assume that such Borrower has made such payment in full to the Agent or to the Sub-Agent, as the case may be, on such date, and the Agent or the Sub-Agent, as the case may be, may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Agent or to the Sub-Agent, as the case may be, each Lender shall repay to the Agent or to the Sub-Agent, as the case may be, forthwith on demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent or to the Sub-Agent, as the case may be, at (i) the Federal Funds Rate, in the case of Advances denominated in Dollars, or (ii) the cost of funds incurred by the Sub-Agent, in respect of such amount in the case of Advances denominated in any other Optional Currency.
     SECTION 2.14 Taxes.
     (a) Each Borrower (including for purposes of this Section 2.14 P&G in its capacity as guarantor) shall only be required to pay or reimburse any Lender or the Agent for present or future taxes, levies, imposts, deductions, withholdings or other governmental charges arising from or in connection with any payments made by any Borrower under this Agreement or any of the other Loan Documents, or any liabilities with respect to the foregoing (collectively, “Taxes”), other than Excluded Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any of the other Loan Documents to any Lender or the Agent, (i) such Borrower shall make such deductions in respect of Taxes, (ii) such Borrower shall pay the full amount deducted in respect of Taxes to the relevant taxation authority or other governmental or regulatory authority in accordance with applicable law, and (iii) to the extent there is an increase in any Taxes (other than Excluded Taxes) imposed on such Lender or the Agent as a result of this Agreement or any of the other Loan Documents (such increased amount being the “Non-Excluded Taxes” of such Lender or the Agent), the sum payable by such Borrower shall be increased as may be necessary so that after making all required deductions of Non-Excluded Taxes such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made in respect of Non-Excluded Taxes. Within 30 days after the date of any payment of Non-Excluded Taxes by any Borrower, such Borrower shall furnish to the Agent, at its address referred to in Section 8.02, the original or a copy of a receipt evidencing such payment. For purposes of this Section 2.14, the term “Change in Law” shall mean the adoption of any law, rule, regulation, court decision or precedential administrative guidance after the date of this Agreement.
     (b) Each of the Borrowers shall indemnify each Lender and the Agent for, and hold each of them harmless against, the full amount of Non-Excluded Taxes paid by such Lender or the Agent, as the case may be. This indemnification shall be made within 90 days from the date on which such Lender or the Agent, as the case may be, makes written demand therefor and provides adequate documentary evidence of payment thereof.
     (c) Each Lender and the Agent shall deliver or cause to be delivered to any requesting Borrower required to withhold under Section 1441 or 1442 or comply with any information reporting or backup withholding requirements of the U.S. Internal Revenue Code of 1986, as amended, or the regulations thereunder, the following properly completed and duly executed documents:
     (i) if such Lender or the Agent is not a United States Person, a complete and executed (A) U.S. Internal Revenue Form W-8BEN with Part II completed in which Lender claims and validly establishes the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments, or (B) a U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto);
     (ii) if such Lender or the Agent is a natural person, a complete and executed (A) U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a certificate, in substantially the form of Exhibit E hereto (a “Section 2.14 Certificate”), or (B) U.S. Internal Revenue Service Form W-9 (or any successor forms thereto);
     (iii) if such Lender or the Agent is organized under the laws of the United States, any State thereof, or the District of Columbia, (A) a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto), including all appropriate attachments, or (B) if such Person is disregarded for federal income tax purposes, the documents that would be required under this clause (iii) or clause (i), (ii), (iv), (v) or (vi) of this Section 2.14(c) with respect to its beneficial owner as if such beneficial owner were a Lender;
     (iv) if such Lender or the Agent (A) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (B) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal Revenue Service Form W-8BEN establishing a zero rate of withholding (or any successor forms thereto) and a Section 2.14 Certificate;
     (v) if such Lender or the Agent (A) is treated as a partnership or other non-corporate entity, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (1) a complete and executed U.S. Internal Revenue Service Form W-8IMY (or any successor forms thereto), including all required documents and attachments, and (2) a Section 2.14 Certificate, and, without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, the “beneficial owners”), the documents that would be required by this clause (v) and/or clause (i), (ii), (iii), (iv) and/or clause (vi) of this Section 2.14(c) with respect to each such beneficial owner if such beneficial owner were Lender, provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual Lender or the Agent is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury Regulations, or the requirements of this clause (v) are otherwise determined to be unnecessary (all such determinations under this clause (v) to be made in the sole discretion of P&G); or
     (vi) (A) if such Lender or the Agent is disregarded for U.S. federal income tax purposes, such Person shall deliver the document that would be required by this clause (vi), or by clause (i), (ii), (iii), (iv), or (v) of Section 2.14(c) with respect to its sole owner as if such sole owner were such Lender or the Agent, or (B) if such Lender or the Agent is not a United States person and is acting in the capacity as an “intermediary” (as defined in U.S. Treasury Regulations), (1) a complete and executed U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto), including all required documents and attachments, and (2) if such intermediary is a “non-qualified intermediary” (as defined in U.S. Treasury Regulations), from each person on whose behalf the “non-qualified intermediary” is acting, the documents that would be required by clause (i), (ii), (iii), (iv), (v) or this clause (vi) of Section 2.14(c) with respect to each such Person as if each such Person were Lender.
In addition, each Lender or the Agent, shall provide any requesting Borrower with such other forms, certificates and other documentation as may be necessary or appropriate to obtain any reduction of or exemption from any withholding or other Tax imposed by any governmental authority on payments made by such Borrower under any Loan Document. Each Lender and the Agent shall provide the appropriate forms, certificates and other documentation described in this Section 2.14(c) (x) prior to becoming a party to this Agreement; (y) upon a Change in Law or circumstances requiring or making appropriate a new or additional form, certificate or other documentation; and (z) whenever reasonably requested by any of the Borrowers or the Agent. If the forms referred to above in this Section 2.14(c) that are provided by a Lender indicate a withholding tax rate in excess of zero on payments under this Agreement to be received by such Lender from a Borrower organized in a Covered Jurisdiction, unless and to the extent attributable to a Change in Law, such withholding tax at such rate shall be treated as Excluded Taxes unless and until such Lender provides all such forms, duly completed and delivered, establishing that a lesser rate applies, whereupon such withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. If the forms referred to above in this Section 2.14(c) that are provided by a Lender indicate a withholding tax rate in excess of zero on payments under this Agreement to be received by such Lender from a Borrower that is not organized in a Covered Jurisdiction, such withholding tax at such rate shall be considered Non-Excluded Taxes. If, on the date a Lender assigns all or a portion of its commitments under this Agreement, such Lender assignor was entitled to additional amounts under Section 2.14(a), then the related Lender assignee shall be entitled to additional amounts solely to the extent that amounts payable to such Lender assignee are themselves subject to a withholding tax imposed as a direct result of a Change in Law occurring after the date on which the Lender assignor became a party to this Agreement. Any additional Taxes imposed on any Lender as a direct result of a change in the Applicable Lending Office of such Lender shall be considered Excluded Taxes except to the extent that (I) any such additional Non-Excluded Taxes are imposed as a result of a Change in Law occurring after the date of change of its Applicable Lending Office, or (II) such change is made at the request of P&G in which case the additional Non-Excluded Taxes shall be treated as Non-Excluded Taxes imposed by reason of a Change in Law and indemnified pursuant to subsection (a) above.
     (d) Should any Lender or the Agent become subject to Taxes because of its failure to deliver a form required hereunder, the appropriate Borrower shall, at the Agent’s or such Lender’s sole expense, take such steps (consistent with legal and regulatory restrictions) as such Lender or the Agent shall reasonably request to assist such Person in recovering such Taxes from the proper governmental or regulatory authority. However, none of the Borrowers will be required to take any action that would be inadvisable or overly burdensome.
     (e) Each Lender and the Agent hereby agrees that, upon the occurrence of any circumstances entitling such Person to any additional amounts under Section 2.14(a) or to indemnification under Section 2.14(b), such Lender or the Agent shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions), at its own expense, to designate a different Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts or indemnification that may thereafter accrue.

     (f) If any Lender or the Agent entitled to additional compensation under any of the foregoing provisions of this Section 2.14 shall fail to designate a different Applicable Lending Office that avoids the need for additional compensation as provided in Section 2.14, then P&G may cause such Lender or the Agent to (and, if P&G so demands, such Lender or the Agent shall) assign all of its rights and obligations under this Agreement to one or more other Persons identified by any Borrower in the manner provided in Section 8.11.
     (g) If any Lender or the Agent determines that it has received a refund of or credit against any Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 2.14, it shall pay over such refund or credit to Borrower (but only to the extent of amounts paid by such Borrower under this Section 2.14), net of all out-of-pocket expenses of such Lender or the Agent and without interest (other than any interest paid by the relevant governmental or regulatory authority with respect to such refund or credit); provided, however, that such Borrower, upon the request of such Lender or the Agent, agrees to repay the amount paid over to such Borrower to such Lender or the Agent in the event such Lender or the Agent is required to repay such refund to such governmental authority or such credit is subsequently denied. Nothing in this Section 2.14(g) shall be deemed to require the Agent or any Lender to provide copies of tax returns or other confidential tax information.
     (i) Each Lender and the Agent shall take all actions reasonably requested by any Borrower to assist such Borrower, at the sole expense of such Borrower, to recover from the relevant taxation authority or other governmental authority any Taxes in respect of which amounts were paid by such Borrower pursuant to Section 2.14(a) or Section 2.14(b).
     SECTION 2.15 Sharing of Payments, Etc.
     If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Credit Advances owing to it (other than pursuant to Section 2.11, 2.14 or 8.04(c) or as payment to a Non-Consenting Lender on the Termination Date in accordance with Section 2.06) in excess of its ratable share of payments on account of the Revolving Credit Advances or participations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each of the Borrowers agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.
     SECTION 2.16 Use of Proceeds.
     The proceeds of the Advances shall be available (and each Borrower agrees that it shall use such proceeds) for general corporate purposes of P&G and its Subsidiaries, including to finance acquisitions and providing backup liquidity to support the issuance of commercial paper.

     SECTION 2.17 Evidence of Debt.
     (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time on account thereof. Each Borrower agrees that upon notice by any Lender to such Borrower (with a copy of such notice to the Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Revolving Credit Advances owing to, or to be made by, such Lender, such Borrower shall promptly execute and deliver to such Lender promissory notes of such Borrower payable to the order of such Lender, in substantially the forms of Exhibit F-1 hereto (a “Tranche A Note”), and of Exhibit F-2 hereto (a “Tranche B Note”), in a principal amount equal to the respective Tranche A Commitment and Tranche B Commitment, respectively, of such Lender.
     (b) The Register maintained by the Agent pursuant to Section 8.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing, whether such Advances are Tranche A Advances or Tranche B Advances and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from such Borrower hereunder and each Lender’s share thereof.
     (c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from each Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of any Borrower under this Agreement.
     SECTION 2.18 Call Right of Affiliates.
     Any Affiliate of a Borrower may upon at least one Business Day’s notice to the Agent, state the proposed date and aggregate principal amount of the purchase, and, if such notice is given, such Affiliate shall, purchase from the Lenders at par the outstanding principal amount of Tranche A Advances or Tranche B Advances comprising part of the same Borrowing in whole or in part, and assume from the Lenders Tranche A Commitments or Tranche B Commitments, as the case may be, in an amount at least equal to the principal amount of the Advances so purchased; provided that P&G, in its sole discretion, may elect to effect such purchase on a non-ratable basis with respect to the Advances and Commitments under the applicable Facility held by one or more Lenders that are Affiliates of a Borrower (it being understood that such purchase shall be on a ratable basis as to all other Lenders). After giving effect to each such purchase, the purchasing Affiliate shall be treated as a Lender to the extent of the rights and obligations so purchased, except as otherwise expressly set forth herein. Each purchase made pursuant to this Section 2.18 shall also be subject to Section 8.07(a).
     SECTION 2.19 Put Right of Affiliates.
     Any Lender that is an Affiliate of a Borrower shall be entitled upon at least two Business Day’s notice to the Agent, to sell and assign to the other Lenders, and each of the Lenders irrevocably agrees to purchase, at par all or a portion of the outstanding Tranche A Advances or Tranche B Advances owing to such Affiliate of the Borrower, and to assign to the other Lenders Tranche A Commitments or Tranche B Commitments, as the case may be, in an amount at least equal to the principal amount of the Advances so sold and assigned; provided that each such sale and assignment shall be made to the other Lenders (based on their respective Commitments under the applicable Facility); provided, further, that P&G, in its sole discretion, may elect to effect such sale and assignment on a non-ratable basis with respect to the Advances and Commitments under the applicable Facility held by one or more Lenders that are Affiliates of a Borrower (it being understood that such sale and assignment shall be on a ratable basis as to all other Lenders). Any notice delivered by a Lender that is an Affiliate of a Borrower pursuant to this Section 2.19 shall specify (i) the effective date of such sale and assignment and (ii) the amount of Revolving Credit Advances under each Facility subject to each such sale and assignment. After giving effect to each such sale and assignment, the selling Affiliate shall cease to be a Lender to the extent of the right and obligations so sold and assigned. On or promptly following the effective date of any sale and assignment pursuant to this Section 2.19, the Agent shall notify the Lenders of the effective date thereof and shall distribute a revised Schedule II hereto reflecting each such sale and assignment.
     SECTION 2.20 Extension of Facility.
     (a) P&G, by written notice to the Agent, may request an extension of the maturity of all Revolving Credit Advances outstanding on the Scheduled Termination Date by one year or two years (as selected by P&G) from its then scheduled expiration during which time all outstanding Advances on such Scheduled Termination Date shall convert into term loans; provided that such request is made at least 30 days, but not more than 60 days, prior to the Scheduled Termination Date. The Agent shall promptly notify each Lender of such request, and each Lender shall, in turn, in its sole discretion, not earlier than 30 days but not later than 20 days prior to the Scheduled Termination Date, notify P&G and the Agent in writing as to whether such Lender will consent to such extension, such notice to be in substantially the form of Exhibit G hereto. If any Lender shall fail to notify the Agent and P&G in writing of its consent to any such request for extension of the Scheduled Termination Date at least 20 days prior to the Scheduled Termination Date, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Agent shall notify P&G in writing not later than 15 days prior to the Scheduled Termination Date of the decision of the Lenders regarding P&G’s request for an extension of the Scheduled Termination Date.
     (b) If all the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.20, the Scheduled Termination Date shall, effective as of such date, be extended for the one or two year period selected by P&G in its initial request; provided that no Default shall have occurred and be continuing. If fewer than all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.20, the maturity of the Revolving Credit Advances outstanding on the Scheduled Termination Date shall, effective as of such date, be extended as to those Lenders that so consented (each a “Consenting Lender”) but shall not be extended as to any other Lender (each a “Non-Consenting Lender”). To the extent that the maturity of the Revolving Credit Advances outstanding on the Scheduled Termination Date is not extended as to any Lender pursuant to this Section 2.20 and the Commitment of such Lender is not assumed in accordance with subsection (c) of this Section 2.20 on or prior to the Scheduled Termination Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on the Scheduled Termination Date without any further notice or other action by P&G, the Agent, such Lender or any other Person; provided that such Non-Consenting Lender’s rights under Sections 2.11, 2.14 and 8.04, and its obligations under Section 7.05, shall survive the Scheduled Termination Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by P&G for any requested extension of the Scheduled Termination Date.

     (c) If fewer than all of the Lenders consent to any such request pursuant to subsection (a) of this Section 2.20, the Agent shall promptly so notify the Consenting Lenders, and each Consenting Lender may, in its sole discretion, give written notice to the Agent not later than 10 days prior to the Scheduled Termination Date of the amount of the Non-Consenting Lenders’ Commitments for which it is willing to accept an assignment. If the Consenting Lenders notify the Agent that they are willing to accept assignments of Commitments in an aggregate amount that exceeds the amount of the Commitments of the Non-Consenting Lenders, such Commitments shall be allocated among the Consenting Lenders willing to accept such assignments in such amounts as are agreed between P&G and the Agent. If after giving effect to the assignments of Commitments described above there remain any Commitments of Non-Consenting Lenders, P&G may arrange for one or more Consenting Lenders or other Persons that agree to an extension of the Termination Date (each, an “Assuming Extending Lender”) to assume, effective as of the Extension Date, any Non-Consenting Lender’s Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without expense to such Non-Consenting Lender; provided, however, that the amount of the Commitment of any such Assuming Extending Lender as a result of such substitution shall in no event be less than $10,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $10,000,000, in which case such Assuming Extending Lender shall assume all of such lesser amount; and provided, further that:
     (i) any such Consenting Lender or Assuming Extending Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Advances, if any, of such Non-Consenting Lender plus (B) any accrued but unpaid facility fees owing to such Non-Consenting Lender as of the effective date of such assignment; and
     (ii) all additional costs, reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender.
At least one Business Day prior to any Extension Date, (A) each such Assuming Extending Lender that was not a Lender prior to the Extension Date, if any, shall have delivered to P&G and the Agent an Assignment and Acceptance, duly executed by such Assuming Extending Lender, such non-Consenting Lender, P&G and the Agent, (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to P&G and the Agent as to the increase in the amount of its Commitment, and (C) each Non-Consenting Lender being replaced pursuant to this Section 2.20 shall have delivered to the Agent any Note or Notes held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in subsections (i), (ii) and (iii) of this Section 2.20(c), each such Consenting Lender or Assuming Extending Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and, except as otherwise provided above, the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.
     (d) This Section 2.20 shall supersede any provisions of this Agreement (including, without limitation, Section 2.15 or 8.01) or any of the other Loan Documents to the contrary.

ARTICLE III
CONDITIONS TO EFFECTIVENESS AND LENDING
     SECTION 3.01 Conditions Precedent to Initial Borrowing.
     The initial Borrowing of Advances under this Agreement shall be made on and as of the first date (the “Closing Date”) on which the following conditions precedent have been satisfied:
     (a) All amounts owing by the Initial Borrower under the Existing Credit Agreement shall have been, or concurrently with the initial Borrowing hereunder shall be, paid in full, and all commitments of the lenders thereunder shall have been, or concurrently with the initial Borrowing hereunder shall be, terminated in accordance with the terms of the Existing Credit Agreement.
     (b) The Initial Borrower shall have paid all accrued fees and expenses of the Agent (including reasonable fees and expenses of counsel to the Agent).
     (c) On the Closing Date, the Agent shall have received for the account of each Lender a certificate signed by a duly authorized representative of the Initial Borrower, dated the Closing Date, stating that:
     (i) The representations and warranties contained in Section 4.01 are correct in all material respects on and as of the Closing Date, and
     (ii) No event has occurred and is continuing that constitutes a Default.
     (d) The Agent shall have received on or before the Closing Date the following, each dated such date, in form and substance satisfactory to the Agent and in sufficient copies for each Lender:
     (i) Certified copies of each of the charter or other organizational documents of the Initial Borrower and of resolutions of the Initial Borrower approving this Agreement and of all documents evidencing other necessary corporate action with respect to this Agreement.
     (ii) A certificate of an authorized representative of the Initial Borrower certifying the names and true signatures of the other authorized representatives of the Initial Borrower authorized to sign this Agreement and the other documents to be delivered hereunder.
     (iii) [Intentionally Omitted].
     (iv) Favorable written opinions of counsel for the Initial Borrower, in the form of (A) Exhibit C-1 hereto from Luxembourg counsel to the Initial Borrower, (B) Exhibit C-2 hereto from the Initial Borrower’s special counsel, and (C) Exhibit C-3 hereto from Cadwalader, Wickersham & Taft LLP, special counsel to the Initial Borrower.
     (v) A favorable opinion of Shearman & Sterling LLP, counsel for the Agent, in form and substance satisfactory to the Agent.

     SECTION 3.02 Conditions Precedent to Each Borrowing.
     The obligation of each Lender to make any Advance on the occasion of each Borrowing (other than any deemed Revolving Credit Borrowing pursuant to Section 2.04(b) or Section 2.07(c)) shall be subject to the conditions precedent that:
     (a) on the date of such Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing or Notice of Competitive Bid Borrowing, as applicable, and the acceptance by any Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the applicable Borrower that on the date of such Borrowing such statements are true):
     (i) the representations and warranties of P&G and, if applicable, such Borrower, contained in Section 4.01 (except the representations set forth in subsection (e) thereof and in subsection (f) thereof) are correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and
     (ii) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that constitutes a Default; and
     (b) the Agent shall have received such other approvals, opinions or documents as the Required Lenders through the Agent may reasonably request.
     SECTION 3.03 Determinations Under Section 3.01.
     For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     SECTION 4.01 Representations and Warranties of the Borrowers.
     Each of the Borrowers represents and warrants as to itself as follows:
     (a) Such Borrower is a corporation, general partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and is duly qualified and in good standing in each jurisdiction wherein the failure to so qualify would have a material adverse effect on the financial condition or results of operations of such Borrower and its Subsidiaries, taken as a whole. Each of the Subsidiaries of such Borrower is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation.
     (b) The execution, delivery and performance by such Borrower of each Loan Document to which it is a party delivered hereunder, and the consummation of the transactions contemplated hereby, are within their respective corporate or other similar organization powers, have been duly authorized by all necessary corporate or other similar organization action, and do not contravene (i) their respective charter, by-laws or other organizational documents or (ii) law or any material contractual restriction binding on or affecting such Borrower.
     (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by such Borrower of this Agreement or any other Loan Document to which it is a party, except for any such authorizations, approvals, actions, notices or filings as have already been made or obtained and are in full force and effect.
     (d) This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by such Borrower party thereto. This Agreement is, and each other Loan Document to which it is a party when delivered hereunder will be, the legal, valid and binding obligation of such Borrower, enforceable against it in accordance with their respective terms.
     (e) Except as disclosed in writing to the Agent prior to the Closing Date, since December 31, 2006, there has been no Material Adverse Change.
     (f) There is no pending or overtly threatened action, suit, investigation, litigation or proceeding affecting such Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that could reasonably be expected to adversely affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated hereby.
     (g) Such Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).
     (h) Following application of the proceeds of each Advance, not more than 25% of the value of the assets (either of the Borrowers only or of the Borrowers and their Subsidiaries, taken as a whole) subject to the provisions of Section 5.02(a) will be margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).
     (i) All written information (other than financial information, projections, estimates and other forward looking statements) heretofore furnished by such Borrower to the Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby, taken as a whole, in each case as such written information may be amended, modified or supplemented by it from time to time, is correct in all material respects and does not omit to state any material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.
     (j) Such Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
     (k) All of the Advances and other obligations owing by such Borrower to the Agent and the Lenders under this Agreement and the Notes, if any, rank pari passu or senior to all of its other senior unsecured indebtedness for money borrowed.

ARTICLE V
COVENANTS OF P&G
     SECTION 5.01 Affirmative Covenants.
     So long as any Advance shall remain unpaid or any Lender shall have any Revolving Credit Commitment hereunder, P&G will, in the case of clause (d) of this Section 5.01, and each of the Borrowers will, in all other cases under this Section:
     (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, except where the failure to so comply would not have a Material Adverse Effect.
     (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all material lawful claims that, if unpaid, might by law become a Mortgage upon its property; provided, however, that none of the Borrowers or the Subsidiaries of a Borrower shall be required to pay or discharge any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Mortgage resulting therefrom attaches to its property and proper enforcement, collection, execution, levy or foreclosure proceedings shall have been commenced with respect thereto.
     (c) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence as a corporation, general partnership or limited liability company, as applicable, its rights (charter and statutory) and franchises; provided, however, that (i) each of the Borrowers and each of their respective Subsidiaries may consummate any merger, consolidation or transfer, sale or lease of its assets as an entirety to any Person not prohibited under Section 5.02(b), (ii) each of the Borrowers and each of their respective Subsidiaries may wind up, liquidate or dissolve any inactive or immaterial Subsidiary of such Person, (iii) none of the Borrowers or the Subsidiaries of a Borrower shall be required to preserve any right or franchise if the Board of Directors of such Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of P&G and its Subsidiaries, taken as a whole, and that the loss thereof is not disadvantageous in any material respect to P&G and its Subsidiaries, taken as a whole, or the Lenders, and (iv) each of the Borrowers and each of their respective Subsidiaries may reincorporate or otherwise change its legal form so long as (A) the applicable Borrower provides written notice thereof to the Agent reasonably promptly following such reincorporation or change (together with certified copies of each amended charter or other organizational document), and (B) such reincorporation or change would not result in a Material Adverse Effect.
     (d) Reporting Requirements. Deliver to the Agent (for distribution by the Agent to the Lenders):
     (i) within the time periods specified in the rules and regulations of the Securities and Exchange Commission, but only for so long as P&G is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, a Quarterly Report on Form 10-Q for each of the first three fiscal quarters of each fiscal year of P&G and an Annual Report on Form 10-K for each fiscal year of P&G;

     (ii) as soon as possible and in any event within five days after the occurrence of each Default continuing on the date of such statement, a statement of any Borrower setting forth details of such Default and the action that one or more of P&G and its Subsidiaries has taken and propose to take with respect thereto;
     (iii) promptly after the sending or filing thereof, copies of all reports that P&G sends to any of its security holders, and copies of all reports and registration statements that P&G files with the Securities and Exchange Commission or any national securities exchange;
     (iv) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting any of the Borrowers or any of their Subsidiaries of the type described in Section 4.01(f); and
     (v) such other information respecting any of the Borrowers or any of their Subsidiaries as the Required Lenders through the Agent may from time to time reasonably request;
provided, however, that in the case of clauses (i) and (iii) of this subsection (d), P&G may comply with its obligations thereunder by posting the relevant documents to its website, to any of the other Borrowers’ websites, to www.sec.gov, or to such other website as notified to the Agent and the Lenders in lieu of delivering hard copies thereof to the Lenders.
     SECTION 5.02 Negative Covenants.
     So long as any Advance shall remain unpaid or any Lender shall have any Revolving Credit Commitment hereunder, P&G shall not:
     (a) Restrictions on Mortgages. Incur, assume or guarantee, or permit any of its Subsidiaries to incur, assume or guarantee, any Debt (other than the Advances, if applicable) secured by a Mortgage on any Principal Manufacturing Property or on any Debt of any of its Subsidiaries unless such Borrower secures, or causes such Subsidiary to secure, the Advances equally and ratably with (or prior to) such Debt for so long as such Debt is secured; provided, however, that the Borrowers shall not be required to so secure, or cause any of its Subsidiaries to so secure, the Advances as provided in this Section 5.02(a) if after giving effect thereto the aggregate amount of all such Debt so secured would not exceed 20% of Consolidated Assets of P&G and its Subsidiaries at the time of such incurrence, assumption or guarantee. Notwithstanding the foregoing, this Section 5.02(a) shall not apply to, and there shall be excluded in computing secured Debt for the purposes of this Section 5.02(a):
     (i) Permitted Mortgages;
     (ii) Mortgages existing as of the date hereof;
     (iii) Mortgages granted in favor of P&G, any of the Borrowers or any of their Subsidiaries on all or any portion of the assets of P&G and its Subsidiaries;
     (iv) Mortgages arising solely from precautionary filings of financing statements under the Uniform Commercial Code of any jurisdiction (or similar filings and recordings under equivalent provisions of applicable law);
     (v) any Mortgages existing on any Principal Manufacturing Property or Debt at the time such Principal Manufacturing Property or Debt is acquired by any Borrower or any of its

Subsidiaries, or on any Principal Manufacturing Property or Debt of any Person at the time such Person becomes, or is merged into, P&G or any of its Subsidiaries;
     (vi) purchase money and title retention Mortgages, capitalized leases and construction- or improvement-cost Mortgages and other similar Mortgages; and
     (vii) any extension, refinancing, renewal or refunding of any Mortgage referred to in clauses (i) through (vi) of this Section 5.02(a).
     (b) Consolidation, Merger and Sale of Assets. Consolidate or merge with or into, or transfer, sell or lease its assets as an entirety to, any Person, unless the Person (if other than a Borrower or a Subsidiary of P&G) formed by such consolidation or into which such Borrower is merged or which acquires or leases the assets of such Borrower substantially as an entirety assumes such Borrower’s obligations under the Loan Documents (and, upon such assumption, such Person shall be a Borrower for all purposes of the Loan Documents), or another Borrower assumes such Borrower’s obligations under the Loan Documents; provided, that after giving effect to such transaction, no Default shall have occurred and be continuing, and such consolidation, merger, transfer, sale or lease of assets shall not be prohibited under the indentures pursuant to which any publicly held debt of such Borrower was issued.
ARTICLE VI
EVENTS OF DEFAULT
     SECTION 6.01 Events of Default.
     Each of the following events shall constitute an “Event of Default” under this Agreement:
     (a) Any Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or any Borrower shall fail to pay any interest on any Advance or make any other payment of fees payable under this Agreement or any Note within 10 days after the same becomes due and payable; or any Borrower shall fail to make any payment of any other amount payable under any Loan Document, or P&G shall fail to make any payment of any other amount payable under the P&G Guaranty, within 10 days after the same becomes due and payable; or
     (b) Any representation or warranty made by any Borrower (or any of its authorized representatives) under or in connection with this Agreement or any of the other Loan Documents shall prove to have been incorrect in any material respect when made; or
     (c) (i) Any Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(c) or Section 5.01(d) (other than clauses (d)(i) or (d)(iii)), or (ii) any Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any of the Loan Documents on its part to be performed or observed if, in the case of this clause (ii), such failure shall remain unremedied for 30 days after written notice thereof shall have been given to P&G by the Agent or any Lender; or
     (d) Any Borrower or any of its Subsidiaries shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 90 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or any Borrower or any of its Subsidiaries shall take any corporate or other action to authorize any of the actions set forth above in this subsection (d); or
     (e) Any judgment or order for the payment of money in excess of $250,000,000 shall be rendered against any Borrower or any of the Material Subsidiaries and not satisfied and there shall be any period of 60 consecutive days during which a stay of enforcement of such unsatisfied judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that the rendering of any such judgment or order shall not be an Event of Default under this Section 6.01(e) if and for so long as (i) the amount of such judgment or order, or a portion thereof in an amount sufficient to reduce the total uninsured amount to an amount less than $250,000,000, is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least “A” by A.M. Best Company, has been notified of, and has not properly disputed the claim made for payment of, the amount of such judgment or order.
     SECTION 6.02 Remedies.
     (a) If any Event of Default shall occur and be continuing, then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to each of the Borrowers, declare the obligation of each Lender to make Advances to be terminated, whereupon the obligation of each Lender to make such Advances shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to each of the Borrowers, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each of the Borrowers.
     (b) Notwithstanding anything to the contrary in clause (a) of this Section 6.02, in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the Federal Bankruptcy Code, (i) the obligation of each Lender to make Advances to such Borrower shall automatically be terminated and (ii) the Advances made to such Borrower, all interest thereon and all amounts payable under this Agreement with respect thereto shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each of the Borrowers.
ARTICLE VII
THE AGENT
     SECTION 7.01 Authorization and Action.
     Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or the other Loan Documents (including, without limitation, enforcement or collection of the Advances), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or the other Loan Documents applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by each of the Borrowers pursuant to the terms of this Agreement or the other Loan Documents.
     SECTION 7.02 Agent’s Reliance, Etc.
     Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Loan Documents, except for its or their own negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the Lender that made any Advance as the holder of the Debt resulting therefrom until the Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and any assignee thereof as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for any of the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith (without negligence or willful misconduct) by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any of the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents on the part of any of the Borrowers or to inspect the property (including the books and records) of any of the Borrowers; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness or sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting in good faith upon any notice, consent, certificate or other instrument or writing (which may be by telecopier or telegram) believed by it to be genuine and signed or sent by the proper party or parties.
     SECTION 7.03 Citibank and Affiliates.
     With respect to its Commitment, the Advances made by it and any Note or Notes issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any of the Borrowers, any of their Subsidiaries and any Person who may do business with or own securities of any of the Borrowers or their Subsidiaries, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders.
     SECTION 7.04 Lender Credit Decision.
     Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements delivered to the Agent in accordance with this Agreement and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.
     SECTION 7.05 Indemnification.
     The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective principal amounts of the Advances then owing to each of them (or if no Advances are at the time outstanding or if any Advances are then owing to Persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder (collectively, the “Indemnified Costs”), provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Agent’s negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrowers. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or a third party.
     SECTION 7.06 Successor Agent.
     The Agent may resign at any time by giving written notice thereof to the Lenders and each of the Borrowers and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent acceptable to P&G. If no successor Agent shall have been so appointed by the Required Lenders and approved by P&G, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.
     SECTION 7.07 Sub-Agent.
     The Sub-Agent has been designated under this Agreement to carry out the duties of the Agent. The Sub-Agent shall be subject to each of the obligations in this Agreement to be performed by the Sub-Agent, and each of the Borrowers and the Lenders agrees that the Sub-Agent shall be entitled to exercise each of the rights and shall be entitled to each of the benefits of the Agent under this Agreement as such rights and benefits relate to the performance of its obligations hereunder.

     SECTION 7.08 Other Agents.
     Each Lender hereby acknowledges that no syndication agent and no documentation agent nor any other Lender designated as any “agent” (other than the Agent and the Sub-Agent) on the signature pages or the cover hereof has any liability hereunder other than in its capacity as a Lender.
ARTICLE VIII
MISCELLANEOUS
     SECTION 8.01 Amendments, Etc.
     No amendment or waiver of any provision of this Agreement or any of the other Loan Documents, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by P&G and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Borrowers and all of the Lenders (other than any Lender that is an Affiliate of any Borrower), do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Commitments of the Lenders or postpone the Termination Date (other than as provided in Section 2.20), (c) reduce the principal of, or interest on, the Revolving Credit Advances or any fees or other amounts payable hereunder, (d) postpone any scheduled date for any payment of principal of, or interest on, the Revolving Credit Advances or any fees or other amounts payable hereunder pursuant to Section 2.04, 2.06 or 2.07 (other than as provided in Section 2.20), (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Credit Advances, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder, or (f) amend this Section 8.01; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any other Loan Document.
     SECTION 8.02 Notices, Etc.
     (a) All notices and other communications provided for hereunder shall be either (x) in writing (including telecopier communication) and mailed, telecopied or delivered, or (y) to the extent set forth in Section 8.02(b) and in the proviso to this Section 8.02(a), by electronic mail (in .PDF form) (“Email”), confirmed reasonably promptly thereafter in writing, if to any Borrower party hereto on the Closing Date, at the address of such Person set forth on the signature pages hereto; if to any Additional Borrower, to such Person at the address specified therefor in the applicable Borrower Accession Agreement; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be; and if to the Agent, at its address at Two Penns Way, New Castle, Delaware 19720; or, as to any Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to each of the Borrowers and the Agent; provided, that Notices of Revolving Credit Borrowing, Notices of Competitive Bid Borrowing and materials delivered pursuant to Section 5.01(d)(i) and (d)(iii) shall be delivered to the Agent as specified in Section 8.02(b) or as otherwise specified to P&G by the Agent. All such notices and communications shall, when mailed, telecopied or Emailed, be effective when deposited in the mails, telecopied or confirmed by Email, respectively, except that notices and communications to the Agent pursuant to Article II or III shall not be effective until received by the Agent. Delivery by telecopier or facsimile of an executed counterpart of any amendment or waiver of any provision of this Agreement or any other Loan Document or of any Exhibit hereto or thereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.
     (b) Notices of Revolving Credit Borrowing, Notices of Competitive Bid Borrowing and materials required to be delivered pursuant to Section 5.01(d)(i) and (d)(iii) may be delivered to the Agent in an electronic medium in a format acceptable to the Agent by Email at oploanswebadmin@citigroup.com, or such other email address as the Agent shall specify in writing to each of the Borrowers. Each of the Borrowers agrees that the Agent may make such materials, as well as any other written information, documents, instruments and other material relating to each of the Borrowers, any of its Subsidiaries or any other materials or matters relating to this Agreement, any of the other Loan Documents or any of the transactions contemplated hereby or thereby (collectively, the “Communications”) available to the Lenders by posting such notices on Intralinks or a substantially similar electronic system reasonably approved by P&G (the “Platform”). Although the primary web portal is secured with a dual firewall and a User ID/Password Authorization System and the Platform is secured through a single user per deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, each of the Borrowers acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there may be confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent or any of its Affiliates in connection with the Platform.
     (c) Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement. Each Lender agrees (i) to notify the Agent in writing of such Lender’s Email address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Agent has on record an effective Email address for such Lender) and (ii) that any Notice may be sent to such Email address.
     SECTION 8.03 No Waiver; Remedies.
     No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
     SECTION 8.04 Costs and Expenses.
     (a) P&G agrees to pay reasonably promptly following demand therefor all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the other Loan Documents and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this

Agreement and the other Loan Documents. Each of the Borrowers further agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement against such Borrower (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Loan Documents and the other documents to be delivered hereunder and thereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights against such Borrower under this Section 8.04(a).
     (b) Each of the Borrowers agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”; and each of the Agent and the Lenders, and their respective Affiliates officers, directors, employees, agents and advisors being, in relation to each other, a “Related Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) the Advances, this Agreement or any of the other Loan Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Advances; provided, however, that no Borrower shall have any obligation to indemnify an Indemnified Party pursuant to this Section 8.04(b) with respect to any claim, damage, loss, liability or expense (i) that resulted from negligence, willful misconduct, violation of law or the breach of any Loan Document by such Indemnified Party or a Related Indemnified Party, (ii) is attributable to Taxes or Other Taxes, which in each case shall be governed solely by Section 2.14, (iii) that arises out of a claim, litigation, arbitration or proceeding of one or more of the Agent and/or any of the Lenders solely against the Agent and/or any of the other Lenders not attributable to the actions of such Borrower or any of its Subsidiaries or Affiliates or (iv) that arises out of a claim, litigation, arbitration or proceeding in which one or more of the Borrowers and/or their Subsidiaries or Affiliates prevail. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the directors, shareholders or creditors of any Borrower or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Each of the Borrowers and each of the Indemnified Parties hereby agrees not to assert any claim against each such other Person, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Advances, this Agreement or any of the other Loan Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Advances. No Indemnified Party shall settle or otherwise pay or agree to pay any claim, damages, losses liabilities or expenses for which any Borrower is obligated to provide indemnification under this Section 8.04(b) without the prior written consent of such Borrower.
     (c) If any payment of principal of, or Conversion of, any Eurocurrency Rate Advance is made by any Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.08(d) or (e), 2.10 or 2.12, acceleration of the maturity of the Advances pursuant to Section 6.02 or for any other reason, or by an assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by a Borrower pursuant to Section 8.07(a), each of the Borrowers shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

     (d) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in Sections 2.11, 2.14 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.
     SECTION 8.05 Right of Set-off.
     Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.02 to authorize the Agent to declare the Advances due and payable pursuant to the provisions of Section 6.02, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of any Borrower now or hereafter existing under this Agreement, whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify each of the Borrowers after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.
     SECTION 8.06 Binding Effect.
     This Agreement shall become effective when it shall have been executed and delivered by P&G and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agent and each Lender and their respective successors and assigns, except that (other than in accordance with Section 5.02(b) or Section 8.10) no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.
     SECTION 8.07 Assignments and Participations.
     (a) Without the prior written consent of P&G and, except in connection with an Affiliate of any of the Borrowers exercising its call rights under Section 2.18, and of the Agent (which Agent’s consent shall not be unreasonably withheld), no Lender may assign all or any portion of its rights and obligations under this Agreement to any Person, except to an Affiliate of such Lender, as provided in Section 2.11 or 2.14, or as set forth in Section 8.07(g) or to another Lender that is an Affiliate of such Lender. Each assignment pursuant to the terms of this Section 8.07(a) (A) shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement and shall be on a pro rata basis between the Facilities (and, in the case of an assignment demanded by a Borrower, shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement), except that any such assignment of a Commitment by a Lender to another Lender that is an Affiliate of such Lender need not be accompanied by an assignment of the same percentage of any of the assigning Lender’s Advances and any such assignment of one or more Advances by a Lender to another Lender that is an Affiliate of such Lender need not be accompanied by an assignment of the same percentage the assigning Lender’s Commitment or any of the assigning Lenders other Advances, (B) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, shall in no event be less than $10,000,000, and (C) shall be evidenced by evidenced by an Assignment and

Acceptance executed by each of the parties thereto and delivered to the Agent, for its acceptance and recordation in the Register. No Lender shall be obligated to make any such assignment as a result of a demand by a Borrower pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from either the Borrowers or one or more Lender assignees therefrom in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, (D) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Notes subject to such assignment and (E) the Lenders party to each such Assignment and Acceptance shall remit to the Agent a processing and recordation fee of $3,500, which fee shall be payable by either the assigning Lender or the assignee Lender. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (1) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (2) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).
     (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness or sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements delivered to Agent in accordance with this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.
     (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee in accordance with Section 8.07(a), together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to each of the Borrowers.

     (d) The Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and Commitments of, and principal amount of the Advances under each Facility owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each of the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded as a Lender in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by each of the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.
     (e) Each Lender may upon not less than five Business Days’ notice to P&G sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments which may be on a non-pro rata basis between the Facilities, the Advances owing to it and any Note or Notes held by it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment to each of the Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) each of the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by the Borrowers therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any scheduled date for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation. If any Lender sells a participation as described in this Section 8.07(e), such Lender shall provide to the Agent on behalf of the Borrowers, or maintain as agent of the Borrowers, the information described in Section 8.07(d) with respect to such participation and shall permit each of the Borrowers to review such information (to the extent permitted under applicable law) from time to time upon request. Neither the sale of any such participation nor the holding of such a participation by any participant shall increase any obligation of any Borrower under Section 2.11 or Section 2.14.
     (f) Any Lender may, in connection with any assignment or participation or proposed assignment or proposed participation, disclose to the assignee or participant or proposed assignee or participant any financial statements and related documents delivered to the Agent in accordance with Section 4.01(e) or Section 5.01(d)(i); provided that, prior to any such disclosure, the assignee or participant or proposed assignee or proposed participant shall agree to preserve the confidentiality of any Confidential Information received by it in accordance with the terms of Section 8.08.
     (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and any Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.
     SECTION 8.08 Confidentiality.
     Neither the Agent nor any Lender shall disclose any Confidential Information to any other Person without the consent of each of the Borrowers, other than (a) to the Agent’s or such Lender’s Affiliates and their officers, directors, employees, agents and advisors and, as contemplated by Section 8.07(f), to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks, banking or other financial institutions; provided, that, with respect to clause (b) above, the Agent and each Lender agree to notify P&G promptly of any such request for the disclosure of Confidential Information unless such notification is prohibited by applicable law, rule or regulation or by judicial process.
     SECTION 8.09 Judgment Currency.
     (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars or any Optional Currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars or such Optional Currency, as the case may be, with such other currency at Citibank’s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.
     (b) The obligation of each Borrower in respect of any sum due from it in any currency (the “Primary Currency”) to any Lender or the Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Agent (as the case may be) in the applicable Primary Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Agent (as the case may be) in the applicable Primary Currency, such Lender or the Agent (as the case may be) agrees to remit to such Borrower such excess.
     SECTION 8.10 Additional Borrowers; Assumption of Advances.
     (a) P&G may request upon not less than 10 Business Days’ notice to the Agent and each Lender, that any of its Subsidiaries become party to this Agreement as an additional borrower (an “Additional Borrower”), and additionally such Subsidiary or a Borrower may elect that all or any portion of the Advances and other obligations of any Borrower under this Agreement and the other Loan Documents shall be assumed by any other Borrower, in either case, by delivering to the Agent a Borrower Accession Agreement, substantially in the form of Exhibit D (a “Borrower Accession Agreement”), duly executed by P&G and such Subsidiary, together with a certificate of an authorized representative of the Additional Borrower certifying the names and true signatures of the other authorized representatives of the Additional Borrower authorized to sign the Borrower Accession Agreement and the other documents to be delivered hereunder. Following the giving of any notice pursuant to this Section 8.10(a), if the designation of such Additional Borrower obligates the Administrative Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, P&G shall, promptly upon the request of the Administrative Agent or any Lender, supply such documentation and other evidence as is reasonably requested by the Administrative Agent or any Lender in order for the Administrative Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations. Within thirty days following the execution and delivery of the Borrower Accession Agreement by such Additional Borrower, such Additional Borrower shall deliver certified resolutions (or the equivalent thereof) of the Board of Directors (or the appropriate committee or authorized individual(s) thereof) of such Additional Borrower, approving the Borrower Accession Agreement and the other documents to be delivered thereunder and all documents evidencing other necessary corporate (or equivalent) action. If P&G shall designate as an Additional Borrower hereunder any Subsidiaries not organized under the laws of the United States or any State thereof, or if any Borrower is reincorporated in a different jurisdiction in which a Lender may be restricted either legally or operationally from lending, any Lender may, with notice to the Administrative Agent and P&G, fulfill its Commitment by causing an Affiliate of such Lender to act as the Lender in respect of such Additional Borrower or Borrower as the case may be (and such Lender shall, to the extent of Advances made to such Additional Borrower, be deemed for all purposes hereof to have assigned the full amount of such Advances to such Affiliate in compliance with the provisions of Section 8.07).
     (b) A Subsidiary in respect of which P&G has delivered a Borrower Accession Agreement to the Agent shall become an Additional Borrower and, as such, shall have all of the rights and obligations of a Borrower hereunder with respect to the Commitments specified to be made available to such Additional Borrower, which shall be in a minimum amount of $500,000,000; provided, that no Default shall have occurred and be continuing or would result from such joinder or assumption, as applicable. Upon any assumption of all of the Advances and other obligations of any Borrower, then, so long no Notice of Revolving Credit Borrowing or Notice of Competitive Bid Borrowing in respect of such Borrower is outstanding at such time, such Borrower shall no longer be a party to this Agreement.
     SECTION 8.11 Replacement of Lenders. If (i) any Lender requests any payment under Section 2.11 or Section 2.14 or gives notice to any Borrower pursuant to Section 2.12, (ii) any Lender is a Defaulting Lender, (iii) any Lender has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding or (iv) any Lender fails to consent to an amendment, modification or waiver of this Agreement that pursuant to the terms hereof requires consent of all of the Lenders or all of the Lenders affected thereby (provided that (A) such amendment, modification, waiver or currency request has been consented to by the Required Lenders and (B) all such non-consenting Lenders are replaced on the same terms) the Borrowers may, upon notice to such Lender and the Agent, replace such Lender by causing such Lender to assign its Commitments pursuant to Section 8.07 to one or more other Persons procured by the Borrowers. The Borrowers shall (1) pay in full all principal, accrued interest, accrued fees and other amounts owing to such Lender through the date of replacement and (2) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender’s Commitments and outstanding Advances.
     SECTION 8.12 Governing Law.
     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     SECTION 8.13 Jurisdiction.
     (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Borrower agrees that service of process in any such action or proceeding brought in any such New York State court or in such federal court may be made upon CT Corporation System and its offices at 111 Eighth Avenue, New York, New York 10011 (the “Process Agent”), and hereby further agrees that any failure of the Process Agent to give any notice of any such service to any Borrower shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document in the courts of any jurisdiction.
     (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     SECTION 8.14 Execution in Counterparts.
     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.
     SECTION 8.15 Waiver of Jury Trial.
     Each of the Borrowers, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any of the other Loan Documents or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.
     SECTION 8.16 Patriot Act.
     Each Lender hereby notifies each of the Borrowers that, pursuant to the requirements of the USA Patriot Improvement and Reauthorization Act of 2005 (the “Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Act.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives thereunto duly authorized, as of the date first above written.

THE PROCTER & GAMBLE COMPANY, as a Borrower

By

Title:

Address:

PROCTER & GAMBLE INTERNATIONAL S.A.R.L., as a Borrower

By

Title:

Address:

PROCTER & GAMBLE HOLDING (HK) LIMITED, as a Borrower

By

Title:

Address:

Signature Page to Credit Agreement

PROCTER & GAMBLE INTERNATIONAL OPERATIONS S.A., as a Borrower

By

Title:

Address:

CITIBANK, N.A., as Sole Lead Arranger and Administrative Agent

By

Title:

JPMORGAN CHASE BANK, N.A., as Syndication Agent

By

Title:

DEUTSCHE BANK AG, NEW YORK BRANCH, as Co-Documentation Agent

By

Title:

ABN AMRO BANK N.V., as Co-Documentation Agent

By

Title:
Signature Page to Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION, as Co-Documentation Agent

By

Title:
Signature Page to Credit Agreement

SCHEDULE I
CREDIT AGREEMENT
APPLICABLE LENDING OFFICES

Name of Lender	Domestic Lending Office	Eurocurrency Lending Office
ABN AMRO Bank N.V.	250 Bishopsgate	250 Bishopsgate
	London	London
	EC2M 4AA	EC2M 4AA
	Attn: David French	Attn: David French
	T: 00 44 (0) 207 678 0204	T: 00 44 (0) 207 678 0204
	F: 00 44 (0) 207 678 8604	F: 00 44 (0) 207 678 8604

Citibank, N.A.	Two Penns Way	Two Penns Way
	New Castle, DE 19720	New Castle, DE 19720
	Attn: Bank Loan Syndications	Attn: Bank Loan Syndications
	T: 302 894-6016	T: 302 894-6016
	F: 212 994-0961	F: 212 994-0961

Deutsche Bank AG New York Branch	60 Wall Street New York, NY 10005	60 Wall Street New York, NY 10005
	Attn: Joe Cusmai	Attn: Joe Cusmai
	T: 201-593-2202	T: 201-593-2202
	F: 212-593-2313	F: 212-593-2313

Goldman Sachs Credit Partners L.P.	30 Hudson Street, 17th Floor Jersey City, NJ 07302	30 Hudson Street, 17th Floor Jersey City, NJ 07302
	Attn: Phillip Green	Attn: Phillip Green
	T: 212 357-7570	T: 212 357-7570
	F: 212 357-4597	F: 212 357-4597

HSBC Bank USA, National Association	452 Fifth Avenue, 5th Floor New York, NY 10018	452 Fifth Avenue, 5th Floor New York, NY 10018
	Attn: Donna Riley	Attn: Donna Riley
	T: 716 841-4178	T: 716 841-4178
	F: 716 841-0269	F: 716 841-0269

JPMorgan Chase Bank, N.A.	1111 Fannin Street, 10th Floor	1111 Fannin Street, 10th Floor
	Houston, TX 77002	Houston, TX 77002
	Attn: Cherry Arnaez	Attn: Cherry Arnaez
	T: 713 750-2789	T: 713 750-2789
	F: 713 750-2782	F: 713 750-2782

Merrill Lynch Bank USA	Merrill Lynch Capital	Merrill Lynch Capital
	4 World Financial Center	4 World Financial Center
	22nd Floor	22nd Floor
	New York, NY 10080	New York, NY 10080
	Attn: Gillian Prince	Attn: Gillian Prince
	T: 212-449-7839	T: 212-449-7839
	F: 212-449-9435	F: 212-449-9435

Merrill Lynch Capital Corporation	Merrill Lynch Capital 4 World Financial Center	Merrill Lynch Capital 4 World Financial Center
	22nd Floor	22nd Floor
	New York, NY 10080	New York, NY 10080
	Attn: Gillian Prince	Attn: Gillian Prince
	T: 212-449-7839	T: 212-449-7839
	F: 212-449-9435	F: 212-449-9435

Name of Lender	Domestic Lending Office	Eurocurrency Lending Office
Morgan Stanley Senior Funding, Inc.	1585 Broadway New York, NY 10036	1585 Broadway New York, NY 10036
	Attn: Larry Benison	Attn: Larry Benison
	T: 718 754-7299	T: 718 754-7299
	F: 718 754-7249	F: 718 754-7249

Morgan Stanley Bank	2500 Lake Park Blvd.	2500 Lake Park Blvd.
	Suite 300C	Suite 300C
	West Valley City, UT 84120	West Valley City, UT 84120
	Attn: Larry Benison	Attn: Larry Benison
	T: 718 754-7299	T: 718 754-7299
	F: 718 754-7249	F: 718 754-7249

Morgan Stanley Senior Funding, Inc.	1585 Broadway New York, NY 10036	1585 Broadway New York, NY 10036
	Attn: Larry Benison	Attn: Larry Benison
	T: 718 754-7299	T: 718 754-7299
	F: 718 754-7249	F: 718 754-7249

Goldman Sachs Credit Partners L.P.	85 Broad Street New York, NY 10004	c/o Goldman Sachs International Petershill 1 Carter Lane London EC4V 5ER England

SCHEDULE II
CREDIT AGREEMENT
COMMITMENTS

Name of Lender	Commitment
Citibank, N.A.	2,850,000,000
ABN AMRO Bank N.V.	2,800,000,000
Deutsche Bank AG New York Branch	2,000,000,000
JPMorgan Chase Bank, N.A.	2,000,000,000
Merrill Lynch Bank USA	850,000,000
Merrill Lynch Capital Corp.	1,150,000,000
Goldman Sachs Credit Partners L.P.	1,350,000,000
HSBC Bank USA, National Association	2,000,000,000
Morgan Stanley Senior Funding, Inc.	2,000,000,000